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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MIDLAND STATES BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2019

To the shareholders of Midland States Bancorp, Inc.:

        The annual meeting of the shareholders of Midland States Bancorp, Inc., an Illinois corporation, will be held at the Holiday Inn, which is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 3, 2019, at 5:30 p.m., local time, for the following purposes:

  1.
  to elect the three nominees named in the accompanying proxy statement to serve as Class III directors, each for a term expiring at the 2022 annual meeting of shareholders;

  2.
  to approve, on a non-binding, advisory basis, the compensation of certain executive officers, otherwise known as a "say-on-pay" proposal;

  3.
  to approve, on a non-binding, advisory basis, the frequency with which shareholders will vote on future say-on-pay proposals;

  4.
  to approve the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan;

  5.
  to approve the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan;

  6.
  to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

  7.
  to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

        We are not aware of any other business to come before the annual meeting. The board of directors has fixed the close of business on March 11, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

John M. Schultz Chairman

Effingham, Illinois
March 18, 2019

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

MIDLAND STATES BANCORP, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2019

        These proxy materials are furnished in connection with the solicitation by the Board of Directors of Midland States Bancorp, Inc., an Illinois corporation (the "Company"), of proxies to be used at the 2019 annual meeting of shareholders of the Company, to be held at the Holiday Inn, which is located at 1301 Avenue of Mid-America, Effingham, Illinois 62401, on Monday, May 3, 2019, at 5:30 p.m., local time, and at any adjournments or postponements of such meeting. A complete list of the shareholders entitled to vote at the 2019 annual meeting of shareholders is kept on file at the Company's principal executive offices, located at 1201 Network Centre Drive, Effingham, Illinois 62401.

        In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include the Notice of Annual Meeting, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2018, over the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is being mailed on or about March 18, 2019.

QUESTIONS AND ANSWERS

        The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why did I receive access to the proxy materials?

        We have made the proxy materials available to you over the Internet because on March 11, 2019, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the meeting. It also gives you information concerning those matters to assist you in making an informed decision.

Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?

        We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 18, 2019, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the Internet and vote online. The notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

What matters will be voted on at the meeting?

        You are being asked to vote on: (i) the election of the three nominees named in this proxy statement to serve as Class III directors, each for a term expiring at the 2022 annual meeting of shareholders; (ii) the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, otherwise known as a "say-on-pay" proposal; (iii) the approval, on a non-binding, advisory basis, of the frequency with which shareholders will vote on future say-on-pay proposals;

(iv) the approval of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the "2019 ESPP"); (v) the approval of the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan (the "2019 LTIP"); and (vi) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019. These matters are more fully described in this proxy statement.

What are the board's voting recommendations?

        The board recommends that you vote your shares "FOR" the election of each of the director nominees named in this proxy statement, "FOR" the say-on-pay proposal, "EVERY YEAR" for the frequency of future say-on-pay votes, "FOR" the approval of the 2019 ESPP, "FOR" the approval of the 2019 LTIP, and "FOR" the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2019.

If I am the record holder of my shares, how do I vote?

        If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc., there are four ways to vote:

  •
  In Person.  You may vote in person at the meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver's license or passport, and may be requested to provide proof of stock ownership as of the record date.

  •
  Via the Internet.  You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed copies of the proxy materials by mail, you will receive a proxy card and these instructions can be found on your proxy card.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of the Company's shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name (such as if you hold your shares through a broker, trustee or other fiduciary), then there are four ways to vote:

  •
  In Person.  If you are a beneficial owner of shares held in street name and wish to vote in person at the meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification, such as a driver's license or a passport. For your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

  •
  Via the Internet.  You may vote by proxy via the Internet by visiting www.envisionreports.com/MSBI and entering the control number found in your Notice of Internet Availability of Proxy Materials. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the form and returning it in the envelope provided.

What happens if I do not give specific voting instructions?

        Shareholders of Record.    If you are a shareholder of record and you: (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

        At the meeting, the election of directors, the say-on-pay proposal, the approval of the frequency of future say-on-pay votes, the approval of the 2019 ESPP, and the approval of the 2019 LTIP are considered non-routine matters, but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter.

lf I hold shares in the Amended and Restated Midland States Bancorp, lnc. Employee Stock Purchase Plan, As Amended, who votes my shares?

        lf you are a holder of stock in the Amended and Restated Midland States Bancorp, lnc. Employee Stock Purchase Plan, As Amended (the "Plan"), you can direct the service provider of the Plan (the "Service Provider") how to vote the number of shares you hold in the Plan for each proposal included in this proxy statement. lf you do not provide timely voting directions to the Service Provider, then the shares held for your benefit in the Plan shall be voted in accordance with the recommendations of the board.

What options do I have in voting on each of the proposals?

        You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the election of each director nominee, the say-on-pay proposal, the approval of the 2019 ESPP, the approval of the 2019 LTIP, the ratification of the appointment of our independent registered public accounting firm, and any other proposal that may properly be brought before the meeting, other than the approval of the frequency of future say-on-pay votes. With respect to the proposal on the frequency of future say-on-pay votes, you may vote "EVERY YEAR," "EVERY TWO YEARS," "EVERY THREE YEARS," or "ABSTAIN."

How many votes may I cast?

        You are entitled to cast one vote for each share of stock you owned on the record date.

What is the quorum required for each matter?

        The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

        On March 11, 2019, the record date, there were 24,281,641 shares of common stock issued and outstanding. Therefore, at least 12,140,821 shares need to be represented in order to constitute a quorum.

        Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum.

How many votes are needed for approval of each proposal?

        With respect to the election of directors, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted "FOR" any nominee, he or she will be elected as a director to serve until the Company's 2022 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

        With respect to the say-on-pay proposal, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted "FOR" the proposal, such proposal will be approved. The frequency of future say-on-pay votes will be decided by a plurality, with the frequency receiving the most votes being considered the choice of shareholders. Please note, however, that because the say-on-pay proposal and frequency of future say-on-pay votes are advisory, the outcome of such votes will not be binding on the board of directors or the Compensation Committee.

        With respect to the approval of the 2019 ESPP, the approval of the 2019 LTIP, and the ratification of the appointment of our independent registered public accounting firm, if a majority of the shares represented at the meeting and entitled to vote on such proposal are voted "FOR" the proposal, such proposal will be approved.

How are abstentions and broker non-votes treated?

        With respect to the election of directors, an abstention will have the effect of a vote "AGAINST" the applicable nominee. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect on the election of a nominee.

        With respect to the say-on-pay proposal, the approval of the 2019 LTIP, and the approval of the 2019 ESPP, an abstention will have the effect of a vote "AGAINST" such proposal. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect on such proposal.

        With respect to the frequency of future say-on-pay votes, neither an abstention nor a broker non-vote will have an effect on the frequency of future say-on-pay votes.

        With respect to the ratification of the appointment of our independent registered public accounting firm, an abstention will have the effect of a vote "AGAINST" the proposal.

        In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.

What if I change my mind after I return my proxy?

        You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you properly vote at the meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company's secretary at 1201 Network Centre Drive, Effingham, Illinois 62401, prior to the meeting.

What happens if a nominee is unable to stand for election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

Who will serve as the inspector of election?

        A representative of the Company's transfer agent, Computershare, Inc., will serve as the inspector of election.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, our shareholders will elect three Class III directors for a term expiring at the 2022 annual meeting of shareholders. The Company's directors are divided into three classes having staggered terms of three years. As described further below, each of the three nominees for election as Class III directors is an incumbent director. Each nominee has consented to being a nominee and serving on the board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies may vote for another nominee when voting at the meeting. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

        Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.

        We unanimously recommend that you vote "FOR" each of the nominees for director.

 NOMINEES

Name	Age	Position with the Company	Director Since
CLASS III (Term Expiring 2022)
John M. Schultz	67	Chairman of the Board	1990
Jerry L. McDaniel	54	Director	2012
Jeffrey M. McDonnell	55	Director	2015

CONTINUING DIRECTORS

Name	Age	Position with the Company	Director Since
CLASS I (Term Expires 2020)
Leon J. Holschbach	66	Vice Chairman of the Board	2007
Jennifer L. DiMotta	45	Director	2018
Richard T. Ramos	56	Director	2012
Jeffrey C. Smith	57	Director	2005
CLASS II (Term Expires 2021)
Jeffrey G. Ludwig	47	President, Chief Executive Officer and Director	2019
Deborah A. Golden	64	Director	2015
Dwight A. Miller	66	Director	2012
Robert F. Schultz	54	Director	2002

        All of our directors will hold office until the annual meeting of shareholders in the year indicated, or until their earlier death, resignation, removal or disqualification, or until their respective successors are duly elected and qualified. Except as described below, there are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors.

        The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, is set forth below. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

        John M. Schultz.    Mr. Schultz serves as the Chairman of the Company, a position he has held since 2006. Mr. Schultz previously served as the Chairman of Midland States Bank, the Company's banking subsidiary (the "Bank"), from 2006 to 2017. Since 1986, Mr. Schultz has served as the Chief Executive Officer of Agracel, Inc., an industrial developer of facilities for manufacturing and high tech entities in small to midsized communities, and is the author of BoomtownUSA: The 7 1/2 Keys to Big Success in Small Towns. He also serves on the Board of Directors of Altorfer Inc., a privately held Caterpillar dealership headquartered in Cedar Rapids, Iowa, with several locations in Illinois, Iowa and Missouri, and is the past President of the Illinois State Universities Retirement System. Mr. Schultz received his B.S. in Entrepreneurism from Southern Methodist University and his M.B.A. from Harvard Business School. He is the brother of Robert F. Schultz, who is also a director of the Company and the Bank. Our board considered Mr. Schultz's experience as the chief executive of a local business, his knowledge of and experience with real estate investment and development, his experience advising other companies in conducting business in small to midsized communities that are similar to those in our primary market areas, his experience as a trustee/director of other organizations and his knowledge of the business community in our central Illinois market area in determining that he should be a member of our board.

        Leon J. Holschbach.    Mr. Holschbach serves as the Vice Chairman of the Company and the Bank. He has held these positions since August 2007, when he joined the Company. Mr. Holschbach previously served as Chief Executive Officer of the Company from August 2007 to December 2018, as President of the Company and Chief Executive Officer of the Bank from August 2007 to March 2018, and as President of the Bank from August 2007 to November 2016. Prior to August 2007, Mr. Holschbach held the positions of Region Market President, Community Bank Group at AMCORE Bank, N.A., from 2000 to 2007; President and Chief Executive Officer of AMCORE Bank North Central N.A. from 1997 to 2000; and President of Citizen's State Bank in Clinton, Wisconsin, from 1979 to 1997. Mr. Holschbach received his B.A. in Economics from the University of Wisconsin in 1975. Our board considered Mr. Holschbach's long career in community banking, his experience running a community banking division of a regional bank in our northern Illinois market area and his long-standing relationships within the business community in determining that he should be a member of our board.

        Jeffrey G. Ludwig.    Mr. Ludwig serves as Chief Executive Officer of the Company, a position he has held since January 2019, and as President of the Company and Chief Executive Officer of the Bank, positions he has held since March 2018. Mr. Ludwig previously served as Chief Financial Officer of the Company and the Bank from November 2006, when he joined the Company and the Bank, to November 2016, and from October 2017 until March 2018. Mr. Ludwig also previously served as Executive Vice President of the Company from October 2010 until he was promoted to President of the Company in March 2018, and he served as President of the Bank from November 2016 until he was promoted to Chief Executive Officer of the Bank in March 2018. He serves on the Company's Executive and Asset/Liability Committees. Prior to joining the Company, Mr. Ludwig held the positions of Associate Director, Corporate Reporting, for Zimmer Holdings, Inc., an NYSE-listed company in Warsaw, Indiana, from 2005 to 2006; Director of Corporate Accounting for Novellus Systems, Inc., a Nasdaq-listed company in San Jose, California, from 2002 to 2005; and various positions, including Senior Manager—Audit & Advisory Services, for KPMG LLP in its banking practice in St. Louis, Missouri, from 1993 to 2000 and in its technology practice in Mountain View, California, from 2000 to 2002. Mr. Ludwig received his B.S. in Accounting from Eastern Illinois University.

        Jennifer L. DiMotta.    Mrs. DiMotta is the President of DiMotta Consulting LLC, a strategic eCommerce and digital marketing consulting firm, which she founded in 2017. Prior to launching her consulting business, Mrs. DiMotta served as Vice President Digital and Omnichannel of Bluemercury Inc., a cosmetics retailer, beginning in 2015, as Vice President eCommerce of Sports Authority, Inc., a sporting goods retailer, beginning in 2013, and as Senior Director of eCommerce of Office Depot, beginning in 2012, where she was responsible for developing those companies' eCommerce and digital marketing efforts. Mrs. DiMotta holds a B.A. in Criminal Justice from the University of Nebraska, and a Master's Degree in Leadership from Bellevue University. Our board considered Mrs. DiMotta's more than 18 years' experience in leadership and management, business development, and information technology, including omnichannel strategies, in determining that she should be a member of our board.

        Deborah A. Golden.    Ms. Golden, who serves as Chair of our Compensation Committee, joined the Company's board in November 2015. Ms. Golden serves as Executive Vice President, General Counsel and Secretary of GATX Corporation, an NYSE-listed railcar leasing company, where she has been employed since 2006. She previously served as General Counsel of Midwest Generation, LLC, a power generation company, from 2004 to 2006; Assistant General Counsel, Office of the Governor, State of Illinois, from 2003 to 2004; in various executive legal positions at Ameritech Corporation from 1995 to 2001; and as a partner at Schiff, Hardin & Waite, where she began her legal career in 1984. Ms. Golden holds a B.A. from Boston College, a J.D. from Loyola University School of Law and an M.B.A. from Loyola University. She is a member of the Illinois Bar. Our board considered Ms. Golden's experience as an executive of a publicly-traded company, her experience with commercial leasing, and her knowledge of corporate governance of publicly-traded companies in determining that she should be a member of our board.

        Jerry L. McDaniel.    Mr. McDaniel is President of Superior Fuels, Inc., a wholesale supplier of propane and petroleum products, a position he has held since 2007, and President of Dirtbuster Carwash LLC, which operates carwashes in Southern Illinois and Indiana. In addition to his fuel and carwash businesses, Mr. McDaniel is a principal in other businesses, including real estate development. Mr. McDaniel is a licensed pilot and serves on the board of the Southeastern Illinois Community Foundation. Prior to joining our board, Mr. McDaniel served as a director of another local community bank. Our board considered Mr. McDaniel's experience in starting and running several local businesses, his broad investment experience and his prior service as a director of a community bank in determining that he should be a member of our board.

        Jeffrey M. McDonnell.    Mr. McDonnell is Chief Executive Officer of J&J Management Services, Inc., a private management company, a position he has held since 2012, and prior to becoming Chief Executive Officer, he served as President and Chief Compliance Officer starting in 1997. He also serves on the board of The Center for Emerging Technologies, a non-profit technology incubator, and, prior to the Heartland Bank acquisition, was a director of Love Savings Holding Company and Heartland Bank. Mr. McDonnell also serves on the investment advisory committees for the venture capital firms Oakwood Medical and Rivervest and as a manager or member of various investment partnerships. Mr. McDonnell holds a B.A. in economics from Princeton University, an M.B.A. from the University of Michigan and a certification as a Chartered Financial Analyst. Our board considered Mr. McDonnell's service on the boards of Love Savings Holding Company and Heartland Bank and his other business experience in determining that he should be a member of our board.

        Dwight A. Miller.    Mr. Miller is the Chief Executive Officer and Owner of Dash Management, which owns a number of McDonald's franchises in Champaign and Decatur, Illinois, positions he has held since 2002. Mr. Miller has served in a number of management positions with McDonald's Corp., including NE Zone Franchising Manager responsible for recruiting and development of franchisees,

McOpCo Operation Manager running company restaurants in Connecticut and Western Massachusetts and Field Service Manager responsible for franchise operation and relationships in over 200 stores in upstate New York. Mr. Miller also served as President of the Greater Chicago Region-Regional Leadership Council, representing McDonald's franchisees, and on the National Leadership Committee. Mr. Miller is the past Chairman for the Champaign County Chamber of Commerce and is on the Board of Trustees for the University of Findlay. He holds a B.S. in Accounting from Findlay College. Our board considered Mr. Miller's experience as a chief executive officer and his experience as an executive for a large company in determining that he should be a member of our board.

        Richard T. Ramos.    Mr. Ramos, who serves as Chair of our Audit Committee, is Executive Vice President, Chief Financial Officer and board member for Maritz Holdings, Inc., headquartered in St. Louis, Missouri. Maritz specializes in the design and development of incentive, reward and loyalty programs focused on improving workforce quality and customer satisfaction. He has been with Maritz since 2000. Prior to joining Maritz, Mr. Ramos served as Chief Financial Officer for Purcell Tire and Rubber Company, practiced corporate law at the firm of Blumenfeld, Kaplan and Sandweiss in St. Louis and was a senior manager at KPMG LLP. He received his B.S. in Business Administration from the University of Missouri in St. Louis and his J.D. from St. Louis University School of Law. Mr. Ramos is a Certified Public Accountant and a member of the Missouri Bar. Our board considered Mr. Ramos's experience as a chief financial officer and board member and his accounting acumen in determining that he should be a member of our board.

        Robert F. Schultz.    Mr. Schultz serves as Managing Partner of the J.M. Schultz Investment, L.L.C., a family investment firm, and has been with this organization since 1989. Since 1996, he also has served as Chairman of the Board of Directors of AKRA Builders Inc., a national construction, design-build and project management firm headquartered in Teutopolis, Illinois. Prior to joining the Company's board of directors, he served on the board of directors of Prime Banc Corp. and First National Bank of Dieterich. Mr. Schultz received his B.S. in Finance from the University of Illinois and a J.D. from the University of Notre Dame Law School. He is the brother of John M. Schultz, who is the Chairman of the Company. Our board considered Mr. Schultz's business and investment experience and his knowledge of the business community in our central Illinois market area in determining that he should be a member of our board.

        Jeffrey C. Smith.    Mr. Smith serves as the Chairman of the Bank and Chair of our Nominating and Corporate Governance Committee, and as the Principal and Managing Partner of Walters Golf Management, a golf club management company headquartered in St. Louis, Missouri, which manages a number of properties and offers turn key management, construction management, acquisition, consulting, agronomics and remodeling/redecorating services. He has been with Walters Golf Management Group since 1996. Mr. Smith received his B.S. in Education from the University of Missouri. Our board considered Mr. Smith's business experience, his management experience as the managing partner of a business and his knowledge of the business community in our St. Louis market area in determining that he should be a member of our board.

        The business experience for each of our executive officers not discussed above is as follows:

        Stephen A. Erickson.    Mr. Erickson, age 49, CPA (inactive status), serves as Chief Financial Officer of the Company and the Bank, having been promoted to that position in March 2018. Mr. Erickson has been with Midland since 2012, having served as President of Midland's Merchant Services division from 2012 to 2015 and Director of Mergers and Acquisitions since 2015. Prior to joining Midland he was a founder of EnablePay Direct, Inc., a merchant services company located in Garden City, New York, the servicing portfolio and certain other assets of which Midland acquired in 2012. Mr. Erickson currently serves as the President of EnablePay Direct, Inc. Prior to founding EnablePay he served as Chief Financial Officer of EVO Merchant Services, a large merchant services provider, from 2003 to 2006, Vice President of Investment Banking—Financial Services, at Bear Stearns & Co. from 1999 to 2003, and Senior Accounting Officer at Goldman Sachs & Co. from 1995 to 1997. Mr. Erickson holds B.S. and M.S. degrees in Accounting from the University of Illinois (Champaign) and an M.B.A. from New York University, Stern School of Business.

        Douglas J. Tucker.    Mr. Tucker, age 60, serves as Senior Vice President and Corporate Counsel of the Company and the Bank, positions to which he was appointed in October 2010. Mr. Tucker also serves on the Company's Executive Committee. Prior to joining the Company, Mr. Tucker was a Partner in the Corporate Services Group of Quarles & Brady LLP, having joined that firm in 2004. Mr. Tucker also served as Chair of Quarles & Brady's Chicago Securities Practice, as one of the firm's National Growth Partners, as Chair of the China Law Group and as Managing Partner of the firm's office in Shanghai, China. Mr. Tucker, who has worked with financial institutions for more than 20 years, has been a licensed attorney since 1993 and an Adjunct Professor at the Chicago-Kent Law School since 2002. He holds a B.A. in International Relations from Michigan State University and a J.D. from Northwestern University School of Law.

        Jeffrey S. Mefford.    Mr. Mefford, age 54, serves as the President of the Bank, a position he has held since March 2018. He has been with the Bank since 2003, and prior to his appointment as the President of the Bank, he served as the Bank's Executive Vice President—Banking and was responsible for retail, commercial and treasury sales, marketing, community development and Community Reinvestment Act since October 2010. Prior to serving as Executive Vice President—Banking, Mr. Mefford served as the Bank's Illinois Region Market President, responsible for the banking offices in our central Illinois market. Prior to joining the Bank, Mr. Mefford held the position of President and Chief Executive Officer of Farmers State Bank of Camp Point in Camp Point, Illinois, from 2000 to 2003; Vice President, Mortgage Department Manager, at Marine Bank, in Springfield, Illinois, from 1998 to 2000; and Vice President, Small Business Banking Manager, for Bank One, Illinois, in Springfield, Illinois, from 1991 to 1998. Mr. Mefford received his B.S. in Business Administration from Illinois College and his M.B.A. from William Woods University.

        Jeffrey A. Brunoehler.    Mr. Brunoehler, age 58, serves as the Bank's Senior Vice President—Chief Credit Officer, a position he has held since July 2010. He joined the Bank in April 2010 as Vice President and Regional Credit Officer. Prior to joining the Bank, Mr. Brunoehler held positions at AMCORE Bank, N.A., as Senior Vice President and Regional Credit Officer from 2005 to 2010 and Senior Vice President and Market President from 1999 to 2004. Mr. Brunoehler received his B.S. in Agricultural Economics from the University of Illinois.

        Sharon A. Schaubert.    Ms. Schaubert, age 60, serves as the Bank's Senior Vice President—Banking Services, and has been a Senior Vice President of the Bank since 2004. Her primary responsibilities include overseeing Human Resources and Training. Prior to joining the Bank in 2004, she held the positions of Executive Vice President of Retail Banking at Peoples National Bank in Fairfield, Illinois, from 2000 to 2004; Vice President Regional Administrative Manager at First Bank in Salem, Illinois, from 1998 to 2000; and Assistant Vice President Area Manager at the Bank of Illinois in Mt. Vernon, Illinois, from 1990 to 1998. Ms. Schaubert received her B.A. in Management and Communications from Concordia University and her M.B.A. from the University of Illinois.

        James R. Stewart.    Mr. Stewart, age 63, serves as the Bank's Chief Risk Officer. He joined as Director of Risk Management in 2012, was appointed Senior Director of Risk Management in 2013, and assumed his current role in June 2015. Prior to joining the Bank, Mr. Stewart was a principal with JHC Risk Strategies, a risk management consulting firm in Williston, Vermont, and from 2003 to 2010, served as Executive Vice President and Chief Risk Officer at Bank of N. T. Butterfield & Son Limited, Hamilton, Bermuda. Prior to that position, he was Senior Vice President and Head of Risk Management at Riyad Bank, Riyadh, Saudi Arabia, and for seventeen years prior consulted to Lloyd's of London and other key insurers on financial services risks. Mr. Stewart holds a B.S. in Business

Administration from the University of Alabama. He is a Certified Public Accountant and a Chartered Global Management Accountant.

        None of the executive officers were selected as an officer pursuant to any arrangement or understanding with any other person.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

        We currently have twelve directors serving as our board, a majority of whom we have determined to be "independent," as that term is defined by the rules of the Nasdaq Stock Market. Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that, with the exception of Messrs. Holschbach and Ludwig, each of our current directors is an independent director, as defined under the applicable rules. The board determined that Mr. Holschbach does not qualify as an independent director because he was an executive officer of the Company through December 2018. The board determined that Mr. Ludwig does not qualify as an independent director because he is an executive officer of the Company.

        Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Ludwig, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

        Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Policy & Compliance Committee and Executive Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.

        The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company's website at www.midlandsb.com.

        The board held eight regularly scheduled and special meetings during 2018. In 2019, the full board intends to hold eight regularly scheduled meetings with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2018, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

        Our Audit Committee currently consists of Richard T. Ramos (Chair), Jerry L. McDaniel, and Jeffrey M. McDonnell. During 2018, Thomas D. Shaw served on the Audit Committee until he retired from the board on May 7, 2018, and Dwight A. Miller served on the Audit Committee until August 7, 2018, when he was appointed to the Risk Policy & Compliance Committee. Our board of directors has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of "independent director" under Nasdaq Stock Market rules; (ii) each of the members satisfies the additional independence standards under Nasdaq Stock Market rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Ramos has the required financial sophistication due to his experience and background, which Nasdaq Stock Market rules require at least one such Audit Committee member have. Our board has determined that Mr. Ramos also qualifies as an "audit committee financial expert," as that term is defined under applicable SEC rules. The Audit Committee met eight times in 2018.

        Our Audit Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Audit Committee is available on our website at www.midlandsb.com. As described in its charter, our Audit Committee has responsibility for, among other things:

  •
  selecting and reviewing the independence, qualifications and performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

  •
  reviewing actions by management on recommendations of the independent auditors and internal auditors;

  •
  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

  •
  reviewing our earnings releases and reports filed with the SEC;

  •
  reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports;

  •
  reviewing and approving all material related party transactions; and

  •
  handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation Committee

        Our Compensation Committee currently consists of Deborah A. Golden (Chair), Richard T. Ramos and Jeffrey C. Smith. Our board of directors has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee are "independent" under Nasdaq Stock Market rules and also satisfy the additional independence standards under Nasdaq Stock Market rules for compensation committee service. The Compensation Committee met four times in 2018.

        Our Compensation Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Compensation Committee is available on our website at www.midlandsb.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

  •
  reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

  •
  determining the annual compensation of our Chief Executive Officer;

  •
  reviewing the compensation decisions made by our Chief Executive Officer with respect to our other named executive officers;

  •
  overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;

  •
  reviewing the management succession plans of the Company;

  •
  determining whether to retain or obtain the advice of a compensation consultant, legal counsel or other adviser and to oversee the appointment, compensation and work of any such adviser; and

  •
  handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of Jeffrey C. Smith (Chair), Deborah Golden and Jeffrey M. McDonnell. During 2018, Thomas D. Shaw served on the Nominating and Corporate Governance Committee until he retired from the board on May 7, 2018. It is expected that after the 2019 annual meeting of shareholders, Jennifer L. DiMotta will replace Mr. McDonnell on the Nominating and Corporate Governance Committee, and that John Schultz will also become a member of this committee. Our board of directors has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is "independent" under Nasdaq Stock Market rules. The Nominating and Corporate Governance Committee met four times in 2018.

        Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at www.midlandsb.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

  •
  identifying qualified individuals to serve as directors of the Company and recommending to the Company's board of directors the nomination or appointment of such individuals;

  •
  monitoring the functioning of our standing committees and recommending any changes with respect to the assignment of individual directors to such committees;

  •
  developing, reviewing and monitoring compliance with our corporate governance guidelines;

  •
  reviewing annually the composition of our board of directors as a whole and making recommendations; and

  •
  handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our board of directors from time to time.

        In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, board nominees and shareholder nominees included in the proxy statement. These criteria include the following attributes:

  •
  integrity and high ethical standards and values in the nominee's personal and professional life;

  •
  sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the board;

  •
  contribution to the board's goals of having a diverse range of backgrounds, views, experiences, talents and skills in the boardroom;

  •
  evidence of effective leadership and sound judgment in the nominee's professional life;

  •
  a willingness to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics; and

  •
  a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member, and a commitment to serving on the board for an extended period of time.

        The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are "independent" in accordance with Nasdaq Stock Market rules to ensure that, at all times, at least a majority of our directors are independent.

        Prior to nominating an existing director for re-election to the board, the committee will consider and review the following attributes with respect to each existing director:

  •
  board and committee attendance and performance;

  •
  length of board service;

  •
  experience, skills and contributions that the existing director brings to the board;

  •
  independence and any conflicts of interest; and

  •
  any significant change in the director's professional status or work experience, including the attributes considered for initial board membership.

Shareholder Communication with the Board, Nomination and Proposal Procedures

        General Communications with the Board.    Shareholders may contact our board of directors by contacting Douglas J. Tucker, Secretary, Midland States Bancorp, Inc. at 1201 Network Centre Drive, Effingham, Illinois 62401 or (217) 342-7321.

        Nominations of Directors.    In accordance with our bylaws, a shareholder may nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our secretary, at the above address, not less than 90 days nor more than 120 days prior to the annual meeting. However, if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to shareholders, then written notice of the nomination must be delivered to our secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

        We anticipate holding our 2020 annual meeting of shareholders on May 4, 2020. As a result, notice of nominations for directors to be elected at the 2020 annual meeting of shareholders must be delivered to our secretary no earlier than January 5, 2020, and no later than February 4, 2020. The shareholder's notice to the secretary must include: (a) the name and address of record of the nominating shareholder; (b) a representation that the nominating shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the nominating shareholder; (e) such other information regarding each nominee proposed by such nominating shareholder as is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as in effect; and (f) the consent of each nominee to serve as a director of the Company if so elected. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

        Other Shareholder Proposals.    To be considered for inclusion in our proxy statement and form of proxy for our 2020 annual meeting of shareholders, shareholder proposals must be received by our secretary, at the above address, no later than November 19, 2019, and must otherwise comply with the notice and other provisions of our bylaws, as well as SEC rules and regulations.

        For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our secretary not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days' notice of the date of the annual meeting is given to shareholders, then written notice of the proposal must be delivered to our secretary no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed to shareholders.

        We anticipate holding our 2020 annual meeting of shareholders on May 4, 2020. As a result, notice of shareholder proposals to be brought at the 2020 annual meeting of shareholders must be delivered to our secretary no earlier than January 5, 2020, and no later than February 4, 2020. The shareholder's notice to the secretary must include: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (c) the number of shares of the Company's common stock beneficially owned by such shareholder on the date of such shareholder's notice; and (iv) any financial or other interest of such shareholder in the proposal.

Board Leadership Structure

        We currently have separate individuals serving as Chairman of our board of directors and as our Chief Executive Officer. Mr. John M. Schultz serves as Chairman, and Mr. Ludwig holds the position of Chief Executive Officer.

        Although our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our board believes that having separate positions and having a non-executive director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. In addition, we believe this leadership structure allows our board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

Independent Director Sessions

        We currently do not have a separate lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly meet without the non-independent directors present. In 2018, four independent sessions were held.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Risk Policy & Compliance Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board's Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk, and the Director Credit Risk Committee of the Bank's board of directors oversees the credit risk for large loans and approves risk policy changes.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the company, including through meetings of its Senior Risk Committee. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Compensation Committee Interlocks and Insider Participation

        During 2018, Deborah A. Golden, Richard T. Ramos and Jeffrey C. Smith served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at www.midlandsb.com. In accordance with SEC rules, we intend to disclose on the "Investor Relations" section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

Director Compensation

        The following table sets forth information regarding 2018 compensation for each of our nonemployee directors. None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation(1) ($) (g)	Total ($) (h)
Jennifer L. DiMotta(2)	10,500	—	10,500
R. Robert Funderburg, Jr.(3)	21,000	—	21,000
Deborah A. Golden	44,000	11,000	55,000
Jerry L. McDaniel	80,750	20,188	100,938
Jeffrey M. McDonnell	35,750	8,938	44,688
Dwight A. Miller	50,750	12,688	63,438
Richard T. Ramos	64,750	16,188	80,938
Laurence A. Schiffer(4)	—	—	—
John M. Schultz	63,500	15,875	79,375
Robert F. Schultz	71,750	17,938	89,688
Thomas D. Shaw(5)	15,000	3,750	18,750
Jeffrey C. Smith	101,781	—	101,781

(1)
Reflects amounts accrued during 2018 as the matching portion of director fees deferred under the Deferred Compensation Plan paid by the Company or the Bank. No director received preferential or above-market earnings on amounts deferred under the Deferred Compensation Plan.

(2)
Ms. DiMotta joined the board on November 8, 2018.

(3)
Mr. Funderburg joined the board on May 8, 2018.

(4)
Mr. Schiffer resigned from the board on February 28, 2018. Mr. Schiffer was compensated under a noncompetition agreement with the Company entered into in connection with the Heartland Bank acquisition, pursuant to which he was entitled to receive an annual payment in lieu of director fees through December 31, 2017. Mr. Schiffer did not receive any fees for service on the board in 2018.

(5)
Mr. Shaw retired from the board on May 7, 2018.

        Under our director compensation policy, as revised as of May 8, 2018, nonemployee directors are provided with an annual retainer fee of $28,000 for service on the Company board and $14,000 for service on the Bank board. The Chairman of the Company board is entitled to an annual fee of $56,750 and the Chairman of the Bank board is entitled to an annual fee of $28,375. The Chair of the Audit Committee is entitled to an additional annual fee of $14,250, and other members of the Audit Committee are entitled to an additional annual fee of $6,000. The Chair of the Compensation Committee is entitled to an additional annual fee of $14,250, and other members of the Compensation Committee are entitled to an additional annual fee of $5,750. The Chair of the Nominating and Corporate Governance Committee is entitled to an additional annual fee of $5,750, and other members of the Nominating and Corporate Governance Committee are entitled to an additional annual fee of $3,750. The Chair of the Risk Policy & Compliance Committee is entitled to an additional annual fee of $14,250, and other members of the Risk Policy & Compliance Committee are entitled to an additional annual fee of $6,000. Members of the Capital Management and Mergers and Acquisitions Committee are entitled to an additional annual fee of $5,750. Members of the Asset/Liability Committee are entitled to an additional annual fee of $3,750. Directors who were members of the loan or trust committees of the Bank board were entitled to an additional annual fee of $29,000 and $3,750, respectively. Non-employee directors who also served on the board of Love Funding Corporation were entitled to an additional annual fee of $4,000. The director compensation policy will remain in effect until the 2019 annual shareholder meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

        We design our executive compensation program to attract and retain executives who have the background, leadership skills and entrepreneurial drive to execute our Strategic Plan. Three basic concepts underlie our compensation philosophy:

  •
  Develop overall compensation for our executive officers that is significantly performance-based, including salary, short-term incentives and long-term incentives. The charts below provide a summary of the target percentage of each element of our NEOs' 2018 compensation:

  •
  Utilize data from compensation surveys performed by our independent compensation consultant (generally every two to three years, as determined by our Compensation Committee) regarding our peer group, which consists of 22 publicly traded community banks of comparable size (i.e., $4-$10 billion of assets). A comparison of the percentages of overall salary, short-term incentives and long-term incentives of the Company's NEOs and that of our peer group is provided under "Compensation Plan Design."

  •
  Generally target our executive compensation in the 50th to 75th percentile of our peers.

Named Executive Officers

        Our named executive officers for 2018, which consist of our current and former principal executive officers, our current and former principal financial officers, and our next three most highly compensated executive officers, are:

  •
  Leon J. Holschbach, former Chief Executive Officer

  •
  Jeffrey G. Ludwig, President and Chief Executive Officer (and former Chief Financial Officer)

  •
  Stephen A. Erickson, Chief Financial Officer

  •
  Douglas J. Tucker, Senior Vice President and Corporate Counsel

  •
  Jeffrey S. Mefford, President of the Bank

  •
  James R. Stewart, Chief Risk Officer of the Bank

        Leon J. Holschbach retired on December 31, 2018. As part of a previously announced succession plan, Jeff Ludwig took over as CEO of our holding company on January 1, 2019 (See "2018 and 2019 Compensation Decisions").

Transformational Business Strategy—Our Strategic Plan

        In 2006, our Board of Directors determined that Midland, as a small community bank, was not a high-performing bank, relative to its peers, and that changes should be made. In late 2006 and early 2007, the Board brought in Leon Holschbach as CEO and Jeff Ludwig as CFO.

        As directed by the Board, in 2007, Messrs. Holschbach and Ludwig, together with Jeff Mefford and Sharon Schaubert, executives who had been with the Bank since 2003 and 2004 respectively, developed a Strategic Plan. Management's execution of the plan, which is comprised of five initiatives designed to grow, modernize, streamline and create a fulsome risk-management program, has taken us from the small, six-branch location bank with $380 million in assets we were in 2007, to the broad-based, 80+ location financial services company we are today.

        On the growth side, the Strategic Plan called for significant growth, both organically and through accretive acquisitions, in our core banking and wealth management/trust operations, which at the time only had approximately $90 million in assets under administration (AUA) and essentially was a break-even business. The Plan also called for substantial revenue diversification to protect against cyclical fluctuations in interest income. In 2007 non-interest income accounted for only 19.1% of our revenue.

        In terms of modernization, the Strategic Plan called for creating a corporate culture based on performance, accountability and entrepreneurial behavior, together with an enterprise-wide risk management program intended to protect the institution from the risks that are inherent in rapid growth. The risk-management program was also viewed as essential to the execution of our Strategic Plan from a regulatory perspective, given that regulatory approval is required for any acquisition.

        As part of building the robust management team needed to fully execute the Strategic Plan, we recruited our other three senior executives (Douglas Tucker as Corporate Counsel, Jeff Brunoehler as Chief Credit Officer, and James Stewart as Chief Risk Officer), and together with Messrs. Holschbach, Ludwig and Mefford, and Ms. Schaubert, these executives have largely constituted Midland's executive management team since 2007.

        As described below, we have had significant success executing on our Strategic Plan and operate under the same plan today, although now that we have grown the number of our branch locations significantly we have replaced our De Novo Initiative with a focus on achieving operational excellence and reducing our expenses (as measured through our efficiency ratio, a common measure of cost-control for community banks).

Financial Performance under Strategic Plan

        Execution under our Strategic Plan has created significant shareholder value. We have grown from approximately $380 million in assets in 2007 to approximately $5.6 billion in assets in 2018. Tangible book value has increased from $8.45 per share in 2007 to $17.01 per share in 2018, and net income has grown from $2.1 million in 2007 to $39.6 million in 2018. We have increased dividends by at least 10% in every year since 2007, and have returned $65.9 million in dividends to our common shareholders in that period, which is in excess of 183% of total shareholders' equity at December 31, 2007. Our share price has also increased substantially in that same period.

  •
  Growth.  Since 2007 we have completed 13 acquisitions of banks, bank holding companies, bank branches, wealth management businesses and other businesses.

    While a portion of the capital required to fund this growth has derived from internal operations, we have also completed a number of private capital raises, including two preferred stock offerings, senior, convertible and subordinated debt offerings, and common stock offerings prior to our 2016 IPO. Our management team completed several of these private placements based upon relationships in our markets, and without the assistance (or fees) of investment bankers.

  •
  Wealth Management and Other Revenue Diversification.  Since 2007, we have grown our Wealth Management from $100 million in AUA to approximately $3.0 billion in 2018. Revenue from our Wealth Management has grown from essentially zero in 2007 to approximately $20.5 million in 2018.

    Together with the growth of our Wealth Management business and the acquisition and growth of our other fee-based businesses, fee revenue as a percentage of total revenue has increased from 19.1% in 2007 to 28.5% in 2018.

  •
  Modernization to High Performance Culture.  Creating a performance-based, customer-centric culture is one of the five initiatives under our Strategic Plan. Over the past 10 years we have spent substantial time, effort and resources investing in our culture. These investments include building out our Human Resources and Training groups, company-wide culture and development training, culture assessments (including with the results being analyzed along various metrics and groups such as business lines, locations, job grade, supervisor, length of time with the Company, whether employed through outside hiring, internal promotion or through acquisition, etc.), and service level commitments across many areas of our operations.

  •
  Enterprise-Wide Risk Management.  Our Enterprise Risk Program (ERP), another initiative under our Strategic Plan, is intended to ensure the Company has a comprehensive framework for determining acceptable credit, asset/liability, operational, reputational and other key risk levels and has a process in place that can monitor such risks, clearly show trends and events affecting such risks, and protect shareholder value, including with respect to managing changes across the organization arising from growth, new business lines, regulatory changes and other factors having a possible impact on our operations. Management and our Board believe investing in risk management personnel, controls and processes are critical to protecting shareholder value.

2018 Key Accomplishments

        During 2018, we accomplished several key strategic growth objectives, including:

  •
  Negotiating and closing the acquisition of, and converting and integrating, Alpine Bank, a $1.3 billion bank which we acquired in February 2018, which acquisition also expanded our Wealth Management AUA by approximately $1.1 billion and greatly expanded our team of wealth professionals.

  •
  Restructuring and rebranding our equipment leasing business, which we acquired in the Heartland Bank transaction in 2014, including bringing in a new management team and moving its headquarters and most back-office functions to one of our St. Louis offices from Denver, Colorado; resulting in year-over-year growth in our relatively high-yielding equipment financing portfolio of 82.9%.

  •
  Expanding our consumer loan origination program, resulting in year-over-year growth of 65.1% on average in our consumer loans, which also have comparatively higher yielding loans than our general commercial banking activities.

  •
  Maintaining a relatively strong net interest margin of 3.76% in an environment of flattening yield curves and substantial interest rate pressure on deposits of community banks.

Compensation Philosophy and Objectives

        We strive to be among the top performing community banks in the nation. While our operations are primarily located in Illinois and the St. Louis metropolitan area in Missouri, we measure our performance on both a local and national level. Over the last decade, our objective has been to grow without compromising the performance or security of the Company or the Bank. Our total assets have grown from approximately $380 million to $5.7 billion.

        Our compensation philosophy reflects this vision and strategy. We structure our executive compensation program to align compensation with business objectives, to motivate our named executive officers to enhance long-term business results (although certain shorter-term results, such as revenue, net income and earnings per share are also targeted), and to enable us to attract talent and retain and reward executive officers who contribute to our financial performance and success. In particular, we do the following:

  •
  use performance-based incentives as a significant portion of our named executive officers' total compensation while ensuring a sufficient base level salary in both strong and weak economic markets necessary to retain national-level executive talent;

  •
  condition incentive-based compensation on key performance objectives, including annual financial targets, which focus our executive team on sustaining top-level performance of the Company and the Bank and creating long-term value for our shareholders; and

  •
  our Risk Management Department conducts an annual risk-based assessment of our compensation program to help ensure our overall compensation program is designed to incentivize long-term shareholder growth without incentivizing short-term risk taking.

        In addition to being motivational tools for our existing executive team, we also structure our compensation packages in view of our recruitment and retention objectives. The Compensation Committee is mindful of the need to compete for national-level executive talent and attract talent to Effingham, Illinois, the location of our corporate headquarters. In this endeavor, one of the challenges encountered by the Compensation Committee has been persuading top-level talent to relocate, often from major metropolitan areas, to Effingham, which is a town of slightly more than 12,000 people situated approximately two hours from St. Louis, Missouri and Indianapolis, Indiana. Therefore, in establishing our compensation program, the Compensation Committee considers the pay practices of our peers as one of many factors in establishing our executive compensation programs, but does not set compensation at a specific percentile of our peers. As discussed in more detail below, the Compensation Committee has established a selective group of peers with the assistance of our independent compensation consultant. Our strategic mix of base salary, cash and equity incentive bonuses, and other employee benefits is generally targeted to the 50th to 75th percentile of such offerings of similarly situated and similarly performing financial institutions, but peer pay practices are only one component of the Compensation Committee's review process.

        We will continue to review, evaluate and modify the structure and design of our program to meet its objectives, promote strategic growth, increase value for our shareholders, and maintain a competitive executive compensation package in relation to our peers. Our future compensation plan may depart from historical practices.

        In addition, at the 2019 annual shareholder meeting, we will for the first time seek a non-binding advisory vote to approve our executive compensation and will ask our shareholders how often they prefer to provide such an advisory vote. We believe principles of good corporate governance suggest say-on-pay votes each year, and so we will seek shareholder approval for annual votes. The Compensation Committee will consider the results of the advisory say-on-pay vote and may refer to it in making compensation decisions for 2019 and beyond; but the say-on-pay vote will not necessarily alter our compensation philosophy or methodology.

Compensation Best Practices

        We have designed our executive compensation program in view of specific corporate objectives and sound compensation practices. Our Compensation Committee believes that our executive compensation program is a powerful tool for driving performance of the Company. But to drive Company performance and shareholder value, our program must succeed in recruiting and retaining superior executive talent in consideration of our needs, and align that talent with the interests of our shareholders.

        Use of Independent Consultants and Peer Group Benchmarking.    The Compensation Committee has authority to retain, at the Company's expense, outside counsel, experts, compensation consultants and other advisors, as needed. The Compensation Committee has exercised its authority to retain the firm McLagan Partners ("McLagan"), an Aon Hewitt Company, as its independent compensation consultant to serve in an advisory capacity in determining or recommending the amount and form of executive compensation based on a survey of a market reference group. McLagan's specific services to the Compensation Committee have included support in the Compensation Committee's effort to review and update, as appropriate, our compensation philosophy; assistance with the Compensation Committee's review of potential risks associated with our compensation programs; analysis of named executive officer compensation levels; analysis of our equity utilization; and reporting to the Compensation Committee on market compensation trends and developments.

        In evaluating our named executive officer compensation programs the Compensation Committee engaged independent compensation consultant McLagan in 2014 with respect to 2015 compensation, and again in 2017 with respect to 2018 compensation, to assist in the collection of external market data and assess the design and market competitiveness of our executive compensation program in relation to our identified peer group. In the determination of our peer group, we determined along with McLagan, to utilize a peer group of US-based community banks that met the following criteria as of March 31, 2017:

  •
  Less than $10 billion in assets

  •
  Annual revenue between $100 and $450 million

  •
  Non-interest income of at least 25% of total revenue

  •
  Five-year asset growth of at least 30%

  •
  Return on average assets of at least 0.4%

  •
  Non-performing assets less than 3% of total assets

  •
  No controlling ownership for executives

        Our Compensation Committee, with the assistance of our independent compensation consultant McLagan, then reviewed and narrowed the list to a selective group that most resembles our Bank in terms of size, performance and growth. As established by the Company and McLagan, our compensation peers consist of 22 publicly traded financial companies with assets between $4.0 and $9.8 billion and revenue between $124 and $440 million. Our Compensation Committee then selected the following bank holding companies as our peer group:

Renasant Corp.	Heartland Financial USA, Inc.	NBT Bancorp Inc.
TowneBank	Ameris Bancorp	First Financial Bankshares
Independent Bank Corp.	WSFS Financial Corp.	Fidelity Southern Corp.
Tompkins Financial Corp.	CenterState Banks	First Busey Corp.
City Holding Co.	Washington Trust Bancorp, Inc.	Univest Corp. of Pennsylvania
MainSource Financial Group*	Bryn Mawr Bank Corp.	Peoples Bancorp Inc.
Camden National Corp.	Stock Yards Bancorp Inc.	Horizon Bancorp
First Foundation Inc.

*
MainSource Financial Group merged with and into First Financial Bancorp, an Ohio corporation, effective April 1, 2018

        Aligning Our Named Executive Officers with the Best Interests of Our Shareholders.    We believe that total compensation of our named executive officers should be conditioned on the performance and success of the Company, which ultimately operates to increase shareholder value. For this reason, performance-based cash awards, and long-term equity awards constitute a significant portion of total compensation for the named executive officers.

        Specific features of our incentive plans ensure our named executive officers are appropriately aligned with our shareholders in the short term and the long term. Annual cash bonuses are driven by short-term performance metrics, as described below, and are not awarded unless the Company attains certain asset quality and regulatory capital levels. Equity awards vest based on continued service, generally in four equal annual portions on the first four anniversaries of the grant date. These features align our executives' interests with those of our shareholders by encouraging our executive officers to increase shareholder value over the long term. By motivating our named executive officers to drive achievement of key business goals and results in all relevant periods, our executive compensation program aligns management with shareholders and operates to enhance short-term and long-term value.

        Role of Executive Officers in Compensation Decisions.    None of our named executive officers participates in or makes recommendations with respect to their own compensation. The Compensation Committee is responsible for all compensation decisions affecting our Chief Executive Officer, and for performance-driven calculations and other determinations of incentive bonuses and equity awards for all our named executive officers. Our Chief Executive Officer recommends salary adjustments for the other named executive officers, which the Compensation Committee reviews prior to adjustments becoming effective.

        Other Best Practices.    To promote the safety and success of the Company, and to maximize shareholder value, our compensation programs incorporate several additional best practices for executive compensation. Among these, we:

  •
  rely on independent assessments to guide compensation decisions and plan designs;

  •
  with assistance from our independent compensation consultant, identify and determine a selective group of peers that are close to our Bank in size, performance and growth;

  •
  review peer compensation practices and generally target executive compensation between the 50th and 75th percentiles of our peers;

  •
  review executive compensation packages annually as part of performance review;

  •
  four-year vesting for long-term equity incentives for NEOs;

  •
  provide for severance payments in our employment agreements only upon an involuntary termination of employment whether or not such termination is in connection with a change in control; and

  •
  emphasize corporate performance in our compensation programs.

        We also do not offer certain features in our compensation plans, including:

  •
  tax gross-ups;

  •
  walk-away severance payments or single-trigger cash payments upon a change in control; and

  •
  repricing of equity awards without prior shareholder approval.

Compensation Plan Design

        The overarching goal of our compensation program is to incentivize management by aligning their interests with those of our shareholders. In determining appropriate proportions of base salary and short and long term incentive-based compensation for 2018, one factor considered by our Compensation Committee was the compensation practices information provided by our independent compensation consultant, McLagan, in 2017 with respect to our peer group weighted average based on total assets.

        CEO Incentive-Based Compensation.    In 2018, approximately 59.2% of targeted direct compensation for our Chief Executive Officer was incentive-based (i.e., not guaranteed annual salary), whereas the average incentive-based compensation of our peer group was 54.7% of targeted direct compensation for

2017. The following graph provides a snapshot of our CEO's 2018 target direct compensation and that of the CEOs of our peer group for 2017.

        Other NEO Incentive-Based Compensation.    In 2018, approximately 48.7% of targeted direct compensation for our other NEOs was incentive-based, whereas the average incentive-based compensation of NEOs in our peer group was 47.7% of targeted direct compensation for 2017 (based on the average of the next two most highly compensated executive officers for each of our peers). The following graph provides a snapshot of our other NEO's 2018 target direct compensation and that of our peer group for 2017.

Compensation Components

        General.    We compensate our named executive officers with a combination of base salary, annual incentive bonuses in cash and equity, and other benefits including perquisites. Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers. We expect these fundamental elements of compensation to continue for 2019 compensation.

        Our Compensation Committee believes our executive compensation packages should include both cash and equity compensation to link the financial interests of our named executives to those of our shareholders. By dividing compensation between cash and equity compensation, the Compensation Committee seeks to incentivize the named executive officers by rewarding them for performance that results in both short-term and long-term improvements in shareholder value. We also attempt to harness performance-based bonuses to account for Company and Bank performance, without sacrificing the need for reasonable predictability and stability in total compensation from year to year. We aim to offer our named executive officers an attractive blend of compensation and benefits that, commensurate with our strong performance relative to our peers, falls between the 50th and 75th percentiles of our peer group.

        We have entered into employment agreements with each of our named executive officers which generally describe the position and duties of each of the named executive officers, base salary, bonus opportunity, equity awards and other benefits and perquisites to which each named executive officer is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term, including with respect to an involuntary termination following a change of control, and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time. The specifics of the employment agreement with each named executive officer are described in more detail below.

        Base Salary.    Each of our executives receives an annual base salary that is subject to upward adjustment each year as part of the annual performance review. The Compensation Committee reviews and approves base salaries of our named executive officers and sets the compensation of our Chief Executive Officer. In setting the base salary of each named executive officer, the Compensation Committee relies on market data provided every two to three years by our independent compensation consultant McLagan and survey data from industry resources. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

        Annual Incentive Bonus—Corporate Bonus Plan.    The Compensation Committee believes that performance-based compensation can incentivize our named executive officers to drive the Company's growth, balanced with the assumption of reasonable risk. Accordingly, we account for several performance and risk-based metrics in their annual incentive bonuses.

        Annual cash incentive bonuses are paid to our NEOs under the Company's Corporate Bonus Plan, which also applies to all other employees of the Company and its subsidiaries (except individuals on production-related commission structures). Each executive employment agreement for our NEOs specifies a target amount for the annual incentive bonus, stated as a percentage of annual base salary for the applicable year.

        On a year-by-year basis, the Compensation Committee structures the annual cash incentive bonus to emphasize corporate performance. In furtherance of this goal, 100% of our named executive officers' annual cash incentive bonus under the Corporate Bonus Plan is focused on achievement of Company performance metrics.

        For 2018, our Compensation Committee based our NEOs' annual incentive bonus on our attainment of annual financial goals for earnings per share and revenue, with no bonus being payable unless we meet at least 90% of each goal. If we achieve between 90% and 100% of each goal, our named executive officers earn 50% to 100% of their target incentive, respectively, with attainment of their target incentive determined on a sliding scale for intermediate performance. If we achieve more than 100% of both financial goals, the named executive officers can earn up to a maximum of 150% of the target amount, or 75% of annual base salary if lower. In calculating the annual cash incentive bonus based on Company performance, the Compensation Committee assigns 70% of the bonus to earnings per share and the remaining 30% to revenue. Pursuant to the Corporate Bonus Plan, the Compensation Committee may adjust the performance targets mid-year, at its discretion, to account for extra-ordinary, one-time events deemed to be in the long-term interests of our shareholders, such as integration expenses incurred in connection with acquisitions.

        The annual cash incentives are also constrained by the parameters of our Management Incentive Plan (the "MIP"). The MIP further conditions each named executive officer's annual bonus on risk-based metrics. In view of the 2008-2009 global financial crisis, the Compensation Committee determined that maintaining specified capital and asset quality levels is critical to protecting shareholders and the Company's long-term performance. Therefore, each annual bonus is subject to partial or complete forfeiture if the following risk-based metrics are not satisfied, as provided in the terms of the MIP.

        With respect to capital levels, bonuses will be reduced if the Bank's Tier 1 leverage ratio is below 7.25% and will be eliminated if the Tier 1 leverage ratio falls below 6.75%; provided, however, that the Compensation Committee is permitted to take into consideration short-term variations that result from specific strategic events believed to be in the long-term interests of the Company that may have had a short term negative impact on the Tier 1 leverage ratio. An example is an acquisition for which regulatory approval is obtained, notwithstanding that the Tier 1 ratio might temporarily dip below the MIP target.

        With respect to asset quality, the Company must achieve a ratio of nonperforming assets to total assets that is not greater than 120% of that of our peers, as determined by the Compensation Committee; but, regardless of the average level of the applicable peer group, the metric will be deemed to be satisfied if the Company's ratio of nonperforming assets to total assets is equal to or less than 2.0%. If the Company does not satisfy the asset quality threshold, bonuses will be proportionately reduced.

        In 2018 the Compensation Committee modified the MIP to reduce the maximum percentage of salary each NEO would be eligible to receive if stretch goals were achieved, to 150% of the respective officer's target bonus from the 200% maximum prior to the change.

        Upon partial or complete forfeiture, the MIP intends to incentivize our named executive officers to timely cure any deficiencies by providing a restoration bonus in the following year if capital and asset quality levels return to specified levels. The Compensation Committee verifies each level has been satisfied before awarding the bonuses, which are subject to its final approval.

        At the discretion of the Compensation Committee, named executive officers may also earn discretionary bonuses independent of the Corporate Bonus Plan for strong performance on material projects and transactions.

        Long-Term Incentive Equity Awards.    The Compensation Committee believes that equity awards serve to align each officer's interests with those of our shareholders. The equity awards held by our named executive officers and reflected in the tables below all relate to stock option awards, restricted stock, and restricted stock units issued pursuant to our Second Amended and Restated 2010 Long-Term Incentive Plan (the "2010 LTIP") or its predecessor plans, which, as described more fully below, allow the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. At its February 4, 2019 meeting, the Compensation Committee reviewed and recommended for approval to our Board, the Midland States Bancorp, Inc. 2019 Long Term Incentive Plan (the "2019 LTIP"), which would replace the 2010 LTIP, to be effective as of the 2019 annual shareholders meeting. The Board unanimously approved the 2019 LTIP, subject to shareholder approval, at its February 5, 2019 meeting. The provisions of the 2019 LTIP are described in detail under proposal 5 below.

        Under the 2010 LTIP, we may issue a wide variety of forms of equity incentives, as deemed appropriate by the Compensation Committee. The Compensation Committee typically grants equity awards to each named executive officer at the time the individual is hired and, thereafter, on an annual basis as part of our overall performance appraisal process. The Compensation Committee has found equity awards to be an effective means to attract, retain and reward individuals who contribute to the long-term financial success of the Company and to further align their interests with those of the Company's shareholders. The Compensation Committee grants equity awards to encourage our named executive officers to stay with, and maximize the performance of, the Company over the long term and to discourage excessive focus on short term metrics at the expense of the long term health of the organization. As noted above, equity awards are generally tied to a four-year vesting schedule.

        The Compensation Committee is not tied to any particular performance metric or methodology to determine the type or amount of equity awards to be granted to the named executive officers. However, when granting equity awards, it has been the Compensation Committee's past practice to base these awards upon an approach that generally takes into consideration the Company's equity compensation plans and the shares available for grant under these plans, as well as each officer's position with the Company. Each named executive officer has a long-term incentive bonus percentage of base salary set forth in his or her respective employment agreement. As noted previously, based on our independent compensation consultant McLagan's report in 2017, the long-term incentive bonus percentages for each of our named executive officers were adjusted beginning with the 2017 equity award grants.

        Benefits and Other Perquisites.    The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

        Supplemental Retirement Benefit.    Pursuant to Mr. Holschbach's transitional employment agreement, the Company and Mr. Holschbach entered into a supplemental retirement benefit agreement effective November 16, 2015 to provide Mr. Holschbach with certain additional retirement benefits following his retirement on December 31, 2018, subject to his remaining with the Company through that date. The agreement was designed to incentivize Mr. Holschbach to remain our Chief Executive Officer through December 31, 2018 and to provide transitional assistance following his retirement on an as needed basis. Under the agreement, Mr. Holschbach is eligible to receive supplemental retirement payments in each of 2019, 2020, and 2021, equal to 50%, 40%, and 30%, respectively, of his final base salary at his retirement date, provided that Mr. Holschbach remained employed through his planned retirement date and thereafter remains available to provide assistance to the Company in each of the subsequent years in which he is receiving benefits. The supplemental retirement benefits vested in 33% annual increments with any unvested amounts becoming fully vested on December 31, 2018.

        Midland States Bank 401(k) Profit Sharing Plan.    The Midland States Bank 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2018, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable statutory limit. We currently match employee contributions on the first 6% of employee compensation (50 cents for each $1). The Company match is contributed in the form of cash and is invested according to the employee's current investment allocation. The Company has the authority to make an annual discretionary profit sharing contribution to the 401(k) Plan, but does not currently do so.

        Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan.    We maintain the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the "ESPP") for the benefit of our eligible employees. The plan is not intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Any employee who has been employed by us or any subsidiary is eligible to participate in the plan upon completion of the service requirements determined by the Compensation Committee. Pursuant to the plan, participating employees are permitted to use after-tax dollars, up to a maximum of $25,000 per calendar year of their compensation, to purchase shares of our common stock at the end of each calendar quarter. The purchase price for the stock is currently 90% of the stock's fair market value as of the first day of each quarterly offering period. While the Compensation Committee could elect a different discount percentage, it does not expect to do so in the foreseeable future. At any time our common stock is listed for trading on a principal national securities exchange, including the Nasdaq Global Select Market, the fair market value under this plan is deemed to be the officially quoted closing selling price of the shares on the applicable day.

        At its February 4, 2019 meeting, the Compensation Committee reviewed and recommended for approval to our Board, the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the "2019 ESPP"), which would amend and restate the ESPP, to be effective as of the 2019 annual shareholders meeting. The Board unanimously approved the 2019 ESPP, subject to shareholder approval, at its February 5, 2019 meeting. The provisions of the 2019 ESPP are described in detail under proposal 4 below.

        Deferred Compensation Plan for Directors and Executives.    We maintain the Deferred Compensation Plan for Directors and Executives of Midland States Bancorp, Inc. (As Amended and Restated Effective December 31, 2015) (the "Deferred Compensation Plan") for the benefit of our directors and certain senior executives. The plan provides directors and executives an opportunity to better plan for their financial futures by providing a vehicle for the deferral of current income taxation. Under the plan, directors and eligible senior executives are permitted to elect to defer all or a portion of their annual director fees (in whatever form), salary and/or bonus, as the case may be. Any deferrals are credited to a plan account and earn interest based on the notional investment elections of the executives from a selection of measurement funds generally available to participants under the 401(k) Plan. One available notional investment alternative for directors is Company stock units, which track the value of our common stock. As an incentive to elect our common stock as a measurement for investment return, and thereby further tie the individual's financial success to the Company, any director who defers all of his or her annual director fees and directs their investment to common stock units, for any period prior to May 1, 2019, will receive an additional matching credit to his or her plan account equal to 25% of his or her deferred director fees. The matching contribution vests ratably over the director's first four years of service. The vesting will be accelerated in the case of a change in control of the Company or the participant's death, disability or retirement after reaching age 70. Participants can elect to receive their distributions in a lump sum or in installments spread over a period of up to 15 years.

        Effective as of November 8, 2018, the Board split the Deferred Compensation Plan into the Deferred Compensation Plan for Directors of Midland States Bancorp, Inc. (Effective November 8, 2018) (the "Director Deferred Compensation Plan") and the Deferred Compensation Plan for Executives of Midland States Bancorp, Inc. (Effective November 8, 2018) (the "Executive Deferred Compensation Plan"). The Director Deferred Compensation Plan and the Executive Deferred Compensation Plan each amend and continue the Deferred Compensation Plan with respect to directors and executives, respectively. In general, the Director Deferred Compensation Plan and the Executive Deferred Compensation Plan preserve the terms of the Deferred Compensation Plan with respect to directors and executives, respectively, except that the matching contribution with respect to director contributions was discontinued effective May 1, 2019. Pursuant to the Director Deferred

Compensation Plan, directors will continue to vest in prior matching contributions on the same schedule as provided in the Deferred Compensation Plan.

        Health and Welfare Benefits.    Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, except for Mr. Holschbach, to whom we provide supplemental life insurance coverage pursuant to the terms of his employment agreement.

        Perquisites.    We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2018 included allowance for annual country club/social club dues and use of a Company-owned automobile. With respect to our named executive officers, country club allowances and the use of a Company car are only provided to Messrs. Holschbach, Ludwig and Mefford.

2018 and 2019 Compensation Decisions

        This section describes the decisions made by the Committee with respect to the compensation for named executive officers for 2018 as well as certain decisions with respect to 2019 compensation.

        Retirement of our Principal Executive Officer.    As part of our executive management succession planning and development, effective as of November 16, 2015, we entered into a transitional employment agreement and supplemental retirement benefit agreement with Mr. Holschbach to provide for the systematic succession and transition of his duties as President and Chief Executive Officer of the Company and of the Bank, leading up to his retirement on December 31, 2018. As part of this process, Mr. Ludwig was appointed President of the Bank in February 2016, and President of the Company and Chief Executive Officer of the Bank in March 2018. The agreements with Mr. Holschbach provide for an employment period through December 31, 2018, which was Mr. Holschbach's retirement date. Mr. Holschbach served as Chief Executive Officer of the Company until the board appointed Mr. Ludwig as his successor effective January 1, 2019. In connection with Mr. Ludwig's promotions, effective March 7, 2018, Stephen A. Erickson was appointed as Chief Financial Officer of the Company and the Bank. Mr. Holschbach will continue to serve as a member of the board of directors of the Company. His current term as a director of the Company is through the Company's annual shareholders meeting to be held in 2020.

        Base Salary.    For 2018, our Compensation Committee approved adjustments to the base salaries of our named executive officers effective for the 2018 fiscal year based on our independent compensation consultant McLagan's assessment of our peer compensation in late 2017. The Compensation Committee has approved the 2019 base salaries of our named executive officers as set forth below. In setting the base salary of each named executive officer, the Compensation Committee relied on market data, individual performance and changes in responsibilities of our named executive officers. For 2018, salaries increased by amounts ranging from 5.2% to 14.96% excluding Mr. Erickson who received a 57.8% increase in connection with his appointment as Chief Financial Officer. For 2019, salaries for our NEOs increased by 3.0% excluding Messrs. Ludwig and Mefford who received raises of 21.19% and 16.28% in recognition of the additional responsibilities associated with their promotions to Chief

Executive Officer of the Company and President of the Bank, respectively. The 2017, 2018 and 2019 base salaries for our named executive officers are shown in the table immediately below:

Name	2017 Base Salary	2018 Base Salary	2019 Base Salary
Leon J. Holschbach	$562,000	$596,000	—
Jeffrey G. Ludwig	$416,000	$472,000	$572,000
Stephen A. Erickson	$206,000	$325,000	$334,750
Douglas J. Tucker	$327,000	$344,000	$354,320
Jeffrey S. Mefford	$323,000	$344,000	$400,000
James R. Stewart	$274,000	$315,000	$324,450

        Annual Incentive Bonus.    Also based in part on the 2017 report from McLagan, the Compensation Committee approved adjustments to the annual cash incentive targets of our named executive officers effective for the 2018 fiscal year. The 2017 and 2018 annual cash incentive target percentage of base salary for each named executive officer is set forth below. The Compensation Committee expects the target percentages to remain unchanged in 2019, with the exception of Messrs. Ludwig and Mefford whose annual cash incentive target percentages will increase to 65% and 60%, respectively.

Name	2017 Target %	2018 Target %	Actual 2018 Bonus %*
Leon J. Holschbach	50%	70%	44.8%
Jeffrey G. Ludwig	45%	60%	38.4%
Stephen A. Erickson	40%	40%	25.6%
Douglas J. Tucker	35%	40%	25.6%
Jeffrey S. Mefford	40%	50%	32.0%
James R. Stewart	35%	40%	25.6%

*
Reflects the fact that annual bonuses were paid at 64% of target for the 2018 fiscal year based on the financial metrics used to determine such bonuses having not been 100% met for the year.

        For 2018, the annual incentive bonus for each of our named executive officers was based upon the Company performance against annual financial targets and satisfaction of risk-based metrics. The bonuses are further subject to the risk-based metrics imposed by the MIP.

        The annual incentive bonuses for 2018 were based upon for the following aspects of Company performance:

  •
  Earnings Per Share—70% of our executive's annual incentive bonus is based upon achieving a specified earnings per share target for the year. If the Company's earnings per share for the fiscal year is below 90% of the specified target, no annual incentive bonus would be earned for the earnings per share metric. If more than 90%, but less than 100% of the target was achieved, only a portion of each executive's annual incentive bonus would be earned. For 2018, the earnings per share target (as adjusted for the Alpine acquisition) was $1.82 per share and actual earnings per share was $1.66, resulting in performance of 91% of target and the earning of an annual cash incentive at 55% of the target bonus amount for the earnings per share metric.

  •
  Revenue—30% of our executive's annual incentive bonus is based upon the Company's total revenue. If the Company's revenue is below 90% of the specified target, no annual incentive bonus would be earned for the revenue metric. If more than 90%, but less than 100% of the target was achieved, only a portion of each executive's annual incentive bonus would be earned. For 2018, the revenue target was $260.3 million and actual revenue was $251.9 million, resulting in performance of 97% of target and the earning of an annual cash incentive at 84% of the target bonus amount for the revenue metric.

        Based upon the fiscal year 2018 performance of the Company, the actual 2018 incentive bonuses paid were as follows:

Name	2018 Annual Bonus
Leon J. Holschbach	$267,008
Jeffrey G. Ludwig	$181,248
Stephen A. Erickson	$77,342
Douglas J. Tucker	$88,064
Jeffrey S. Mefford	$110,080
James R. Stewart	$80,640

        While not a part of the annual incentive bonus calculation, the Compensation Committee may, in their discretion, award additional bonuses with respect to specific achievements under the Company's Strategic Plan during the year. These bonuses may, for example, be awarded in connection with the closing and successful integration of acquisitions. In 2018, the Compensation Committee awarded our named executive officers discretionary cash bonuses in connection with the acquisition and integration of Alpine Bank. The amounts of these bonuses were $75,000 for Mr. Holschbach, $50,000 for Mr. Ludwig, $25,000 for Messrs. Erickson, Tucker and Mefford, and $15,000 for Mr. Stewart.

        Long-Term Incentive Equity Awards.    The employment agreement for each of our NEOs, as amended (and with respect to Mr. Erickson, the employment agreement entered into upon his promotion to CFO in 2018) specifies the annual long-term incentive percentage of base salary to be granted as equity under our 2010 LTIP as follows:

Name	2018%
Leon J. Holschbach	75%
Jeffrey G. Ludwig	65%
Stephen A. Erickson	40%
Douglas J. Tucker	45%
Jeffrey S. Mefford	55%
James R. Stewart	45%

        In November 2018, the Compensation Committee approved equity grants for our named executive officers comprised solely of restricted stock awards. In light of his planned retirement, equity awards were not granted to Mr. Holschbach. The Compensation Committee determined the number of awards granted to each named executive officer based on the terms of the executive employment agreements, with the NEOs receiving awards at the percentage specified in their employment agreements. The Compensation Committee expects the annual long-term incentive percentages to remain unchanged in 2019 for our NEOs. During 2018, the Compensation Committee awarded restricted stock to our named executive officers as set forth below.

Name	Number of Shares	Grant Date Fair Value
Leon J. Holschbach	—	—
Jeffrey G. Ludwig	11,469	$306,796
Stephen A. Erickson	4,860	$130,005
Douglas J. Tucker	5,787	$154,802
Jeffrey S. Mefford	7,073	$189,203
James R. Stewart	5,299	$141,748

        Each grant of restricted stock awards vests annually in equal portions on the first four anniversaries of the grant date, assuming the executive's employment has not previously terminated.

Each grant also vests in full upon a change in control of the Company or the named executive officer's termination of employment due to death or disability. The grant date fair value of the restricted stock awards is determined based on a share price of $26.75, the closing share price of the Company's common stock on the date of grant.

        All Other Compensation.    While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each. The perquisites received by the named executive officers in 2018 are reported in the Summary Compensation Table below. The benefits offered in 2018 to the named executive officers are expected to continue for 2019, unless otherwise limited or prohibited by any regulatory rules.

Regulatory Impact on Compensation

        As with each year's compensation, the Compensation Committee made decisions in 2018 affecting the compensation of our named executive officers. These decisions were the result of many factors, including our financial performance as discussed throughout this Compensation Discussion and Analysis. To more fully understand the decisions of the Compensation Committee with respect to compensation during 2018 and into 2019, the Compensation Committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.

        As a publicly traded financial institution, Midland must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require Midland and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

        Under its Interagency Guidelines Establishing Standards for Safety and Soundness (the "Safety and Soundness Standards"), the Federal Deposit Insurance Corporation (the "FDIC") has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework to determine whether compensation is excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution's overall financial condition.

        In addition, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the "Guidance"). Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to complement the Safety and Soundness Standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness Standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution's attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

        The Compensation Committee, with the assistance of its advisors and Midland's management, continues to monitor the status of compensation-related rules and regulations expected to be finalized under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations should they be finalized and become effective. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Guidance. As such, the Compensation Committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

        Finally, in addition to the foregoing, as a publicly traded corporation, Midland is subject to the Securities and Exchange Commission's rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on Midland. Accordingly, as a risk management practice we review each aspect of executive compensation and verify the absence of risks to our shareholders' best interests based on non-alignment of executive officer compensation. We do not believe that our incentive compensation plans, programs or arrangements create rights that are reasonably likely to have a material adverse effect on Midland.

        The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for Midlands named executive officers. In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness Standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Midland's compensation programs for our Named Executive Officers. The Compensation Committee believes Midland has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

        In making decisions about executive compensation, in addition to the above, the Compensation Committee considers the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Code that may limit the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; and Sections 280G and 4999 of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. In making decisions about executive compensation, the Compensation Committee also considers how various elements of compensation will impact our financial results. For example, the Compensation Committee considers the impact of FASB ASC Topic 718, which requires Midland to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

 COMPENSATION COMMITTEE REPORT

        Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

        Submitted by:

Deborah A. Golden (Chair)
Richard T. Ramos
Jeffrey C. Smith

Members of the Compensation Committee

EXECUTIVE COMPENSATION

        The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation program to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2018, 2017 and 2016 by each of our named executive officers.

Summary Compensation Table

Name and principal position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(3) ($) (f)	Non-equity Incentive Plan Compensation(4) ($) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($) (h)	All Other Compensation(6) ($) (i)	Total ($) (j)
Leon J. Holschbach	2018	596,000	75,000	—	—	267,008	282,210	23,615	1,243,833
Chief Executive Officer	2017	546,739	—	397,507	—	273,370	213,953	23,430	1,454,999
	2016	532,036	—	201,502	—	295,812	219,037	24,268	1,272,655
Jeffrey G. Ludwig	2018	472,000	50,000	306,796	—	181,248	—	18,200	1,028,244
President and former	2017	405,288	—	216,092	—	182,380	—	17,982	821,742
Chief Financial Officer	2016	395,025	—	101,380	22,635	197,671	—	17,646	734,357
Stephen A. Erickson(7)	2018	302,115	25,000	130,005	—	77,342	—	11,245	545,707
Chief Financial Officer
Douglas J. Tucker	2018	344,000	25,000	154,802	—	88,064	—	8,250	620,116
Senior Vice President and	2017	318,094	25,000	138,767	—	111,333	—	8,100	601,294
Corporate Counsel	2016	314,930	—	65,357	14,593	125,657	—	7,800	528,337
Jeffrey S. Mefford	2018	344,000	25,000	189,203	—	110,080	—	18,088	686,371
President of the Bank	2017	314,343	25,000	152,350	—	125,738	—	15,486	632,917
	2016	306,375	—	64,585	14,421	139,707	—	8,371	533,459
James R. Stewart	2018	315,000	15,000	141,748	—	80,640	—	8,250	560,638
Chief Risk Officer	2017	266,716	15,000	116,355	—	93,350	—	8,100	499,521
of the Bank	2016	259,500	—	54,807	12,236	103,540	—	7,800	437,883

(1)
Mr. Holschbach served as President and Chief Executive Officer of the Company during 2016, 2017 and 2018 until March 2018, after which he served as Chief Executive Officer of the Company. Mr. Ludwig served as Executive Vice President of the Company during 2016, 2017 and 2018 until March 2018, after which he served as President of the Company. Mr. Ludwig also served as Chief Financial Officer of the Company through November 2016 and from October 2017 to March 2018. Mr. Erickson served as Chief Financial Officer of the Company beginning in March 2018. Mr. Mefford served as President of the Bank beginning in March 2018.

(2)
Amounts reflect base salary and discretionary bonuses earned in each fiscal year, including amounts deferred at the election of the named executive officer under the Executive Deferred Compensation Plan. Bonus amounts for 2018 and 2017 reflect discretionary cash bonuses awarded in connection with the closing and successful integration of the Alpine and Centrue acquisitions, respectively.

(3)
The amounts set forth in the "Stock Awards" and "Option Awards" columns reflect the aggregate grant date fair value of stock and option awards for the years ended December 31, 2018, 2017 and 2016 in accordance with FASB ASC Topic 718. The stock award amounts are based on fair market values of $26.75, $30.66 and $28.59 for awards granted on November 8, 2018, November 8, 2017 and November 16, 2016, respectively. The assumptions used in calculating the option award amounts are set forth in Note 17 to our consolidated financial statements as of December 31, 2018.

(4)
Amounts reflect annual cash incentive awards earned pursuant to the annual incentive bonus program, including amounts deferred at the election of the named executive officer under the Executive Deferred Compensation Plan.

(5)
Amount reflects the portion of the accrued balance of supplemental retirement benefits that vested in 2018. The assumptions used in calculating the accrued balance are set forth in Note 16 to our consolidated financial statements as of December 31, 2018. Earnings on amounts deferred by the named executive officers under the Executive Deferred Compensation Plan for Directors and Executives of Midland States Bancorp, Inc. are not considered above-market interest.

(6)
"All Other Compensation" for the named executive officers during the 2018 fiscal year is summarized below.

Name	Year	Perquisites(i) ($)	Company 401(k) Match(ii) ($)	Supplemental Life Insurance(iii) ($)	Total "All Other Compensation" ($)
Leon J. Holschbach	2018	9,361	8,250	6,004	23,615
Jeffrey G. Ludwig	2018	9,950	8,250	—	18,200
Stephen A. Erickson	2018	2,995	8,250	—	11,245
Douglas J. Tucker	2018	—	8,250	—	8,250
Jeffrey S. Mefford	2018	9,838	8,250	—	18,088
James R. Stewart	2018	—	8,250	—	8,250

(i)
Amounts reflect use of a Company-owned vehicle for Messrs. Holschbach, Ludwig and Mefford; club dues for Messrs. Ludwig, Mefford and Erickson; and use of an airplane for Mr. Holschbach.

(ii)
Amounts reflect Company matching contributions under the 401(k) Plan.

(iii)
Amount reflects premiums paid by the Company during 2018 with respect to supplemental life insurance.
(7)
Mr. Erickson was not a named executive officer prior to 2018.

Grants of Plan-Based Awards

        The following table provides information on incentive compensation and equity grants awarded to our named executive officers during 2018. All such grants were made under our 2010 LTIP, which is described in more detail below.

Grants of Plan-Based Awards Table

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Leon J. Holschbach	—	$208,600	$417,200	$447,000	—	—
Jeffrey G. Ludwig	—	$141,600	$283,200	$354,000	—	—
	11/8/2018	—	—	—	11,469	$306,796
Stephen A. Erickson	—	$60,423	$120,846	$181,269	—	—
	11/8/2018	—	—	—	4,860	$130,005
Douglas J. Tucker	—	$68,800	$137,600	$206,400	—	—
	11/8/2018	—	—	—	5,787	$154,802
Jeffrey S. Mefford	—	$86,000	$172,000	$258,000	—	—
	11/8/2018	—	—	—	7,703	$189,203
James R. Stewart	—	$63,000	$126,000	$189,000	—	—
	11/8/2018	—	—	—	5,299	$141,748

(1)
The amounts set forth in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns reflect the threshold, target, and maximum payouts for performance under our annual incentive bonus program as described in the section titled "Compensation Components—Annual Incentive Bonus" in the Compensation Discussion and Analysis above. The amounts earned by each named executive officer for 2018 performance is included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation".

(2)
Reflects restricted stock awards which vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. These restricted stock awards are accelerated and vest in full upon a change in control of the Company or upon the participant's death or disability.

(3)
Amounts reflect the aggregate grant date fair value of restricted stock awards in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information for each of our named executive officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2018. Market values are presented as of the end of 2018 (based on the market value of our common stock of $22.34 on December 31, 2018) for outstanding stock awards, which include 2018 grants and prior-year grants.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
							Market Value of Shares or Units of Stock That Have Not Vested ($)
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(1) (#)
			Option Exercise Price ($)
Name	Exercisable (#)	Unexercisable(1) (#)		Option Expiration Date
Leon J. Holschbach	9,790	—	11.75	06/22/19	—		—
	31,500	—	15.20	12/31/19	—		—
	11,820	—	18.16	12/06/20	—		—
	14,556	—	14.75	12/16/21	—		—
	14,072	—	16.00	12/13/22	—		—
	16,274	—	16.59	12/10/23	—		—
	90,000	—	18.00	08/05/24	—		—
	22,762	—	21.00	12/02/24	—		—
	—	—	—	—	—	(2)	—
Jeffrey G. Ludwig	18,190	—	11.75	06/22/19	—		—
	15,000	—	15.20	12/31/19	—		—
	16,790	—	18.16	12/06/20	—		—
	8,356	—	14.75	12/16/21	—		—
	8,075	—	16.00	12/13/22	—		—
	9,482	—	16.59	12/10/23	—		—
	60,000	—	18.00	08/05/24	—		—
	12,753	—	21.00	12/02/24	—		—
	12,600	4,200	23.00	11/03/25	—		—
	4,192	4,191	28.59	11/16/26	—		—
	—	—	—	—	19,199		428,906
Stephen A. Erickson	21,418	—	16.00	05/08/22	—		—
	2,438	—	16.00	12/13/22	—		—
	4,822	—	16.59	12/10/23	—		—
	3,909	—	21.00	12/02/24	—		—
	3,784	1,261	23.00	11/03/25	—		—
	1,145	1,144	28.59	11/16/26	—		—
	—	—	—	—	6,020		134,487
Douglas J. Tucker	15,000	—	17.50	10/15/20	—		—
	5,424	—	14.75	12/16/21	—		—
	5,500	—	16.00	12/13/22	—		—
	5,899	—	16.59	12/10/23	—		—
	40,000	—	18.00	08/05/24	—		—
	7,153	—	21.00	12/02/24	—		—
	8,675	2,891	23.00	11/03/25	—		—
	2,703	2,702	28.59	11/16/26	—		—
	—	—	—	—	10,786		240,959

	Option Awards				Stock Awards
						Market Value of Shares or Units of Stock That Have Not Vested ($)
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(1) (#)
			Option Exercise Price ($)
Name	Exercisable (#)	Unexercisable(1) (#)		Option Expiration Date
Jeffrey S. Mefford	12,756	—	11.75	06/22/19	—	—
	7,500	—	15.20	12/31/19	—	—
	9,520	—	18.16	12/06/20	—	—
	5,559	—	14.75	12/16/21	—	—
	5,500	—	16.00	12/13/22	—	—
	6,661	—	16.59	12/10/23	—	—
	10,000	—	18.00	08/05/24	—	—
	7,885	—	21.00	12/02/24	—	—
	8,027	2,675	23.00	11/03/25	—	—
	2,671	2,670	28.59	11/16/26	—	—
	—	—	—	—	12,356	276,033
James R. Stewart	1,031	—	16.59	12/10/23	—	—
	2,697	—	21.00	12/02/24	—	—
	5,070	1,689	23.00	11/03/25	—	—
	2,266	2,266	28.59	11/16/26	—	—
	—	—	—	—	9,463	211,403

(1)
Except as noted in footnote 2, below, all awards in this column that remain subject to vesting vest in 25% increments on the first, second, third and fourth anniversary of the date of grant. These stock options and restricted stock awards are accelerated and vest in full upon a change in control of the Company or upon the participant's death or disability.

(2)
All 20,219 restricted stock units held by Mr. Holschbach vested on December 31, 2018 per their terms in coordination with his planned retirement date.

Option Exercises and Stock Vested in 2018

        The following table sets forth information concerning the exercise of options and vesting of stock awards with respect to each named executive officer in 2018.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Leon J. Holschbach	26,900	$406,451	21,467	$484,078
Jeffrey G. Ludwig	7,000	$121,175	4,018	$106,157
Stephen A. Erickson	3,582	$56,524	817	$21,593
Douglas J. Tucker	—	—	2,557	$67,613
Jeffrey S. Mefford	7,000	$116,340	2,667	$70,469
James R. Stewart	—	—	2,085	$55,122

(1)
Computed by determining the difference between the market value per share of our common stock on the date of exercise and the exercise price.

Pension Benefits

        Mr. Holschbach is our only named executive officer who participated in a defined benefit pension plan during the year ended December 31, 2018. The following table contains information about Mr. Holschbach's supplemental retirement benefit agreement which provides for payments or other benefits at, following, or in connection with retirement.

Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
Leon J. Holschbach	Supplemental Retirement Benefit Agreement	3	(2)	$715,200	—
Jeffrey G. Ludwig	None	—		—	—
Stephen A. Erickson	None	—		—	—
Douglas J. Tucker	None	—		—	—
Jeffrey S. Mefford	None	—		—	—
James R. Stewart	None	—		—	—

(1)
The amount set forth in the "Present Value of Accumulated Benefit" column reflects the actuarial present value of the named executive officer's accumulated benefit under the plan computed as of December 31, 2018 in accordance with FASB ASC Topic 715. The assumptions used in calculating the option award amounts are set forth in Note 16 to our consolidated financial statements as of December 31, 2018.

(2)
The Supplemental Retirement Benefit Agreement was entered into effective November 16, 2015 and required Mr. Holschbach to provide services through December 31, 2018 to be fully vested in his supplemental retirement benefit. While Mr. Holschbach retired with 12 years of service with the Company on December 31, 2018, he was not entitled to any additional benefit under the Supplemental Retirement Benefit Agreement for his years of service with the Company prior to the effective date of the Supplemental Retirement Benefit Agreement.

Nonqualified Deferred Compensation

        The following table sets forth information concerning the benefits under the Company's Executive Deferred Compensation Plan as of December 31, 2018.

Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings In Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3) ($) (f)
Leon J. Holschbach	$200,000	—	$(60,282)	—	$1,197,469
Jeffrey G. Ludwig	—	—	—	—	—
Stephen A. Erickson	—	—	—	—	—
Douglas J. Tucker	$125,000	—	$(9,369)	—	$169,748
Jeffrey S. Mefford	—	—	—	—	—
James R. Stewart	—	—	—	—	—

(1)
The "Executive Contributions in Last FY" column includes contribution amounts also reported in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table for fiscal 2018. The contributions amounts are as follows: for Mr. Holschbach all $200,000 of executive contributions are reported as salary for 2018, and for Mr. Tucker $50,000 of his executive contributions are reported as salary for 2018 and the remaining $75,000 was reported as non-equity incentive plan compensation for 2017 but was not contributed to the plan until 2018 when 2017 annual cash incentive awards were paid to employees. Messrs. Holschbach and Tucker also deferred all $267,008 and $88,064, respectively, of their annual cash incentive awards reported as non-equity incentive plan compensation in the Summary Compensation Table for 2018. Such amounts were not contributed to the plan until 2019 when 2018 annual cash incentive awards were paid to employees and are therefore not reflected in the above table.

(2)
The "Aggregate Earnings in Last FY" column does not include any amounts that are also reported in the Summary Compensation Table as the Executive Deferred Compensation Plan does not provide for above-market interest.

(3)
The "Aggregate Balance at Last FYE" column includes contribution amounts previously reported as compensation for the named executive officers in the Summary Compensation Table since fiscal year 2014 for Messrs. Holschbach and Tucker. The aggregate amounts reported in the Summary Compensation Table in prior years for each of Messrs. Holschbach and Tucker as of December 31, 2018 were $665,000, and $125,000, respectively.

Potential Payments Upon Termination or Change in Control

        The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual employment agreements, to which the named executive officers, other than Mr. Holschbach, would be entitled upon various terminations of employment or a change in control as of December 31, 2018. Except for payments and benefits provided by the employment agreements and Mr. Holschbach's supplemental retirement benefit agreement, all payments and benefits provided to any named executive officer upon termination of employment are the same as the payments and benefits provided to other eligible employees of the Company. For purposes of estimating the value of accelerated vesting of equity awards we have assumed a price per share of our common stock of $22.34 based on the market value of our common stock on December 31, 2018.

        Mr. Holschbach, who retired as an employee of the Company effective as of the close of business on December 31, 2018, became 100% vested in his supplemental retirement benefit agreement as of December 31, 2018. Pursuant to the agreement, he will be entitled to an annual benefit of $298,000, $238,400, and $178,800 in each of 2019, 2020, and 2021, respectively, to be paid in equal monthly installments. Other than the supplemental retirement benefit, Mr. Holschbach was not entitled to any other payments or benefits on his retirement pursuant to his transitional employment agreement. On December 31, 2018, Mr. Holschbach vested in all 20,219 of his remaining outstanding restricted stock units, with a value on vesting of $451,692, per the terms of the awards, which were granted with a vesting schedule coordinated with Mr. Holschbach's expected retirement date. Pursuant to Mr. Holschbach's transitional employment agreement, Mr. Holschbach's unexercised non-qualified stock options will remain exercisable through December 31, 2020 or the original expiration date of the award provided that Mr. Holschbach complies with the restrictive covenants set forth therein. It is anticipated that Mr. Holschbach will continue to serve as a member of the boards of directors of the Company and the Bank until the Company's annual shareholders meeting to be held in 2020. Effective January 1, 2019, Mr. Holschbach will be compensated for services as a director pursuant to our director compensation program.

Potential Payments Upon Termination or Change in Control Table

Name	Cash Severance Payments(1) ($)	COBRA Continuation(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Total Payments ($)
Jeffrey G. Ludwig
Involuntary Termination (not in connection with a change in control)(4)	$659,099	$9,875	—	$668,974
Involuntary Termination (in connection with a change in control)(5)	$988,649	$14,812	$428,906	$1,431,557
Change in Control	—	—	$428,906	$428,906
Death or Disability	—	—	$428,906	$428,906
Stephen A. Erickson
Involuntary Termination (not in connection with a change in control)(4)	$162,500	—	—	$162,500
Involuntary Termination (in connection with a change in control)(5)	$383,820	$8,491	$134,487	$526,798
Change in Control	—	—	$134,487	$134,487
Death or Disability	—	—	$134,487	$134,487
Douglas J. Tucker
Involuntary Termination (not in connection with a change in control)(4)	$226,176	$7,840	—	$234,016
Involuntary Termination (in connection with a change in control)(5)	$452,351	$7,840	$240,959	$701,150
Change in Control	—	—	$240,959	$240,959
Death or Disability	—	—	$240,959	$240,959
Jeffrey S. Mefford
Involuntary Termination (not in connection with a change in control)(4)	$200,000	—	—	$200,000
Involuntary Termination (in connection with a change in control)(5)	$469,175	—	$276,033	$745,208
Change in Control	—	—	$276,033	$276,033
Death or Disability	—	—	$276,033	$276,033

Name	Cash Severance Payments(1) ($)	COBRA Continuation(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Total Payments ($)
James R. Stewart
Involuntary Termination (not in connection with a change in control)(4)	$157,500	$7,587	—	$165,087
Involuntary Termination (in connection with a change in control)(5)	$407,510	$7,587	$211,403	$626,500
Change in Control	—	—	$211,403	$211,403
Death or Disability	—	—	$211,403	$211,403

(1)
Reflects the sum of cash severance payments to be made pursuant to each named executive officer's employment agreement exclusive of any pro rata bonus payable on a termination of employment as annual incentive bonuses are earned as of December 31 and no additional amount would be payable to a named executive officer for a termination occurring on the last day of the year. Please see the "Non-equity Incentive Plan Compensation" column of the Summary Compensation Table for 2018 annual incentive compensation amounts.

(2)
Reflects the employer paid portion of COBRA premiums to be made pursuant to each named executive officer's employment agreement, assuming each named executive officer was eligible for, and elected, COBRA coverage for the maximum period allowed by law. No value is reflected for Mr. Mefford as he did not participate in our medical and dental plans as of December 31, 2018.

(3)
Reflects the value of accelerated vesting of unvested stock options and restricted stock awards pursuant to our 2010 LTIP based on the market value of our common stock of $22.34 on December 31, 2018. Messrs. Ludwig, Erickson, Tucker, Mefford, and Stewart each held unvested options of 8,391, 2,405, 5,593, 5,345, and 4,519, respectively, which had no intrinsic value as of December 31, 2018.

(4)
Involuntary termination (not in connection with a change in control) means a termination by (i) the employer other than for cause, death or disability, or (ii) the named executive officer for good reason, in either case that does not occur within six months prior to, or 24 months (12 months with respect to Messrs. Erickson and Stewart) following, a change in control.

(5)
Involuntary termination (in connection with a change in control) means a termination by (i) the employer other than for cause, death or disability, or (ii) the named executive officer for good reason, in either case that occurs within six months prior to, or 24 months (12 months with respect to Messrs. Erickson and Stewart) following, a change in control.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers, which generally describe the position and duties of each of the named executive officers, provide for a specified term of employment, describe base salary, bonus opportunity and other benefits and perquisites to which each executive officer is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

        Mr. Holschbach.    As part of our executive management succession planning and development, effective as of November 16, 2015, we entered into a transitional employment agreement and supplemental retirement benefit agreement with Mr. Holschbach in order to provide for the systematic succession and transition of his duties as President and Chief Executive Officer of the Company and of

the Bank, leading up to his anticipated retirement on December 31, 2018. The agreements with Mr. Holschbach provide for an employment period through December 31, 2018, which was Mr. Holschbach's retirement date. During the employment period, Mr. Holschbach was eligible for discretionary annual salary increases and continued participation in the bonus program. Under the agreement as amended, Mr. Holschbach's target bonus is required to be at least 70% of his base salary and his long-term incentive bonus percentage was 75% of his base salary. The agreement also entitled Mr. Holschbach to receive grants of restricted stock units in each of 2015, 2016, and 2017, each having a grant date fair value equal to 33% of his then current salary. Grants of restricted stock units vested in 33% annual increments with any unvested amounts scheduled to vest on December 31, 2018, which was his expected retirement date. Mr. Holschbach would also have become fully vested in all restricted stock units upon death, disability, change in control, or a termination without cause or resignation for good reason. Dividend equivalents on restricted stock units are paid upon vesting. In connection with entering into the agreements, the Company agreed to amend Mr. Holschbach's existing non-qualified stock option awards to extend the period of exercisability to the earlier of December 31, 2020, or their original expiration date without regard to Mr. Holschbach's employment status, other than in the event of a termination for cause.

        Pursuant to the agreement, and a separate executed supplemental retirement benefit agreement, he is also eligible to receive supplemental retirement payments in each of 2019, 2020, and 2021, equal to 50%, 40%, and 30%, respectively, of his final salary at his retirement date, provided that Mr. Holschbach remains employed through his retirement date and remains available to provide assistance to the Company in each of the subsequent years in which he is receiving benefits. The supplemental retirement benefits vested in 33% annual increments with any unvested amounts becoming fully vested on December 31, 2018, which was his expected retirement date. Mr. Holschbach would also have become fully vested in the supplemental retirement benefits upon death, disability, change in control, or a termination without cause or resignation for good reason.

        Pursuant to the agreement, Mr. Holschbach is subject to non-competition and non-solicitation restrictions for a period of 18 months following his termination of employment for any reason (12 months if such termination had occurred within six months before or 24 months after a change in control of the Company). Had Mr. Holschbach's employment been terminated other than for cause, death, or disability, or he resigned for good reason, he would have been entitled to the sum of his then current salary plus his average bonus payments for the prior three years, determined through the end of the employment period, with such amount paid in installments over 12 months. Had such termination occurred in connection with a change of control, he would have been entitled to a lump sum payment equal to 200% of the sum of his then current salary plus his average bonus payments for the prior three years. In both cases, he would also have been entitled to continued COBRA insurance coverage at employee rates for up to 18 months post-termination and a pro rata bonus for the year of termination.

        Mr. Ludwig.    Our employment agreement with Mr. Ludwig, effective December 1, 2010, provides for an initial term of three years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. Mr. Ludwig's base salary is subject to annual review and increase at the discretion of our Compensation Committee. Under the agreement as amended, Mr. Ludwig's target bonus is required to be at least 65% of his base salary and his long-term incentive bonus percentage is 65% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Ludwig's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Ludwig's employment is terminated by the Company other than for cause, death, or disability, or he resigns for good reason, he will be entitled to a payment equal to 100% (150% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months (18 months if in connection with a change in control) and a pro rata bonus for the year of termination.

        Mr. Erickson.    Our employment agreement with Mr. Erickson, effective March 7, 2018, provides for an initial term through December 31, 2018, with an automatic renewal for an additional one-year period commencing on January 1, 2019 and each January 1 thereafter, unless either party provides written notice of nonrenewal ninety days prior to December 31 of each year. Mr. Erickson is entitled to an annual base salary equal to $325,000 which may be adjusted in accordance with our normal payroll practices as may be in effect from time to time. Under the agreement, Mr. Erickson's target bonus is 40% of his base salary and his long-term incentive bonus percentage is also 40% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the one-year period following the change in control. Following Mr. Erickson's termination of employment, he will generally be subject to non-solicitation restrictions for a period of 12 months. In the event Mr. Erickson's employment is terminated other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company's general severance plan, or if such termination is in connection with a change in control, the sum of 100% of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.

        Mr. Tucker.    Our employment agreement with Mr. Tucker, effective December 1, 2010, provides for an initial term of two years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. Mr. Tucker's base salary is subject to annual review and increase at the discretion of our Chief Executive Officer. Under the agreement as amended, Mr. Tucker's target bonus is required to be at least 40% of his base salary and his long-term incentive bonus percentage is 45% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Tucker's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Tucker's employment is terminated other than for cause, death, or disability, or he resigns for good reason, he will be entitled to a payment equal to 50% (100% if in connection with a change in control) of the sum of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.

        Mr. Mefford.    Our employment agreement with Mr. Mefford, effective December 20, 2012, provides for an initial term of two years, with an automatic extension for an additional one-year period commencing on the first anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of non-extension ninety days prior to the extension date. Mr. Mefford's base salary is subject to annual review and increase at the discretion of our Chief Executive Officer. Under the agreement as amended, Mr. Mefford's target bonus is required to be at least 60% of his base salary and his long-term incentive bonus percentage is 55% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Mefford's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Mefford's employment is terminated other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company's general severance plan, or if such termination is in connection with a change in control, the sum of 100% of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.

        Mr. Stewart.    Our employment agreement with Mr. Stewart, effective February 20, 2017, provides for an initial term through December 31, 2017, with an automatic renewal for an additional one-year period commencing on January 1, 2018 and each January 1 thereafter, unless either party provides written notice of nonrenewal ninety days prior to December 31 of each year. Mr. Stewart is entitled to an annual base salary equal to $266,000 which may be adjusted in accordance with our normal payroll practices as may be in effect from time to time. Under the agreement as amended, Mr. Stewart's target bonus is required to be at least 40% of his base salary and his long-term incentive bonus percentage is 45% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the one-year period following the change in control. Following Mr. Stewart's termination of employment, he will be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Stewart's employment is terminated other than for cause, death, or disability, or he resigns for good reason, he will be entitled to receive severance pursuant to the Company's general severance plan, or if such termination is in connection with a change in control, the sum of 100% of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and, if such termination is in connection with a change in control, a pro rata bonus for the year of termination.

        Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the named executive officer of a general release and waiver of any and all claims with respect to their employment with the Company.

Long Term Incentive Plans

        Equity based incentive awards are currently made though the Company's 2010 LTIP. The Company also maintains the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, and the Third Amendment and Restatement Midland States Bancorp, Inc. 1999 Stock Option Plan ("Prior Incentive Plans"). As of the effective date of the 2010 LTIP, no further awards may be granted under the Prior Incentive Plans. However, any previously outstanding incentive award granted under the Prior Incentive Plans remains subject to the terms of such plans until the time it is no longer outstanding.

        At its February 4, 2019 meeting, the Compensation Committee reviewed and recommended for approval to our Board, the 2019 LTIP, which would replace the 2010 LTIP, to be effective as of the 2019 annual shareholders meeting. The Board unanimously approved the 2019 LTIP, subject to shareholder approval, at its February 5, 2019 meeting. The provisions of the 2019 LTIP are described in detail under proposal 5 below.

        Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan.    The 2010 LTIP was adopted by our board on October 18, 2010 and approved by our shareholders on November 23, 2010. The 2010 LTIP was amended and restated December 31, 2010 and further amended and restated February 2, 2016. The 2016 restatement, which was not submitted to shareholders for approval, increased the number of shares available for issuance under the plan by 1,000,000. The 2010 LTIP was designed to ensure continued availability of equity awards that will assist the Company in attracting, retaining and rewarding key employees, directors and other service providers. Pursuant to the 2010 LTIP, the Compensation Committee is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 2,000,000 shares of common stock are available for issuance under the plan (the initial 1,000,000 of which may be granted as qualified stock options). As of December 31, 2018, there were 468,471 shares available for issuance under the plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests under the plan. The 2010 LTIP allows for acceleration of vesting and exercise privileges of grants if a participant's termination of employment is due to a change in control, death or total disability. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

        Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan.    The Company adopted this plan in 2008 to replace our 1999 Stock Option Plan. Under the plan, we were permitted to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, and long-term incentive compensation units and stock appreciation rights. We had reserved up to 100,000 shares of common stock for issuance under the plan. After approval of our 2010 LTIP, no additional grants were to be made under this plan. Awards that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan allows for acceleration of vesting and exercise privileges of grants prior to the consummation of a change in control transaction, or the death or total disability of the participant. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

        Third Amendment and Restatement Midland States Bancorp, Inc. 1999 Stock Option Plan.    The Company adopted this plan in 1999. Under the plan, we were permitted to grant awards to eligible persons in the form of qualified and non-qualified stock options. We had reserved up to 49,325 shares of common stock for issuance under the plan. After approval of our Omnibus LTIP, no additional grants were to be made under this plan. Awards that were granted under this plan will become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the employees receiving the awards. The plan allows for acceleration of exercise privileges of grants upon occurrence of a change in control. If a participant's job is terminated for cause, then all unvested awards expire at the date of termination.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 1, 2019, regarding the beneficial ownership of our common stock:

  •
  each shareholder known by us to beneficially own more than 5% of our outstanding common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person's name.

        The percentage of beneficial ownership is based on 24,050,292 shares of our common stock outstanding as of March 1, 2019.

        Unless otherwise provided, the address for each shareholder listed in the table below is: c/o Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Shareholders
BlackRock, Inc.(2)	1,392,525	5.8%
Endeavour Capital Advisors Inc.(3)	1,338,366	5.6%
Directors and Named Executive Officers
Jeffrey G. Ludwig(4)	322,642	1.3%
Stephen A. Erickson(5)	48,469	*
Douglas J. Tucker(6)	105,243	*
Jeffrey S. Mefford(7)	108,110	*
James R. Stewart(8)	23,529	*
Jennifer L. DiMotta	—	—
R. Robert Funderburg, Jr.(9)	858,377	3.6%
Deborah Golden	100	*
Leon J. Holschbach(10)	351,340	1.5%
Jerry L. McDaniel(11)	208,648	*
Jeffrey M. McDonnell(12)	7,745	*
Dwight A. Miller	71,095	*
Richard T. Ramos(13)	12,845	*
John M. Schultz(14)	398,633	1.7%
Robert F. Schultz(15)	352,065	1.5%
Jeffrey C. Smith(16)	30,498	*
All directors and executive officers as a group (18 persons)(17)	3,045,375	12.7%

*
Indicates one percent or less.

(1)
Beneficial ownership includes shares of unvested restricted stock that officers are entitled to vote, but does not include common stock equivalent units owned by directors or officers under the Deferred Compensation Plan.

(2)
Information is based solely on a Schedule 13G filed on February 7, 2019. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Information is based solely on a Schedule 13G filed on February 14, 2019. Endeavour Capital Advisors Inc. shares voting and dispositive power with Laurence M. Austin and Mitchell J. Katz. The address of Endeavour Capital Advisors Inc. is 410 Greenwich Avenue, Greenwich, CT 06830.

(4)
Consists of: (i) 163,825 shares held by Mr. Ludwig individually; (ii) 11,569 shares held by JQ Properties, LLC, all of which are pledged as security for indebtedness; and (iii) 147,248 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019. Mr. Ludwig is a Manager and a member of, and has shared voting and investment power over the shares held by JQ Properties, LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)
Consists of: (i) 10,953 shares of our common stock held by Mr. Erickson individually; and (ii) 37,516 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019.

(6)
Consists of: (i) 29,889 shares of our common stock held by Mr. Tucker individually; and (ii) 75,354 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019. 18,103 shares are pledged as security for indebtedness.

(7)
Consists of: (i) 32,031 shares of our common stock held by Mr. Mefford individually; and (ii) 76,079 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019.

(8)
Consists of: (i) 12,465 shares of our common stock held by Mr. Stewart individually; and (ii) 11,064 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019.

(9)
Consists of: (i) 451,080 shares held through revocable trusts or directly by or for the benefit of Mr. Funderburg or members of his household; and (ii) 407,297 shares held by irrevocable trusts of which Mr. Funderburg is the beneficiary. Mr. Funderburg may be deemed to be the beneficial owner of certain of such shares held directly by or in trust for the benefit of the members of his household, but Mr. Funderburg does not have any voting or dispositive powers with respect to these shares and disclaims any beneficial ownership thereof. Mr. Funderburg is a beneficiary of the irrevocable trusts and may be deemed to be the beneficial owner of the shares held therein but disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.

(10)
Consists of: (i) 151,492 shares held by Mr. Holschbach individually; and (ii) 199,848 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019. 42,554 shares are pledged as security for indebtedness.

(11)
Consists of: (i) 8,680 shares held by Mr. McDaniel's minor children; (ii) 57,305 shares held in the James H. McDaniel Revocable Trust; (iii) 100,000 shares held by Evalia Enterprises, LLC; (iv) 35,663 shares held by Four Diamond Capital LLC; and (v) 7,000 shares held in the Jerry L. McDaniel Revocable Trust. Mr. McDaniel is a managing member, and has voting and investment power over the shares held by Evalia Enterprises, LLC and Four Diamond Capital LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel is the beneficiary of, and has voting and investment power over the shares held by, the James H. McDaniel Revocable Trust, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. McDaniel is the beneficiary of, and has voting and investment power over the shares held by, the Jerry L. McDaniel Revocable Trust. Mr. McDaniel disclaims beneficial ownership of shares held by his minor children except to the extent of his pecuniary interest therein.

(12)
Consists of 7,745 shares held by the Jeffrey M. McDonnell Revocable Trust UA. Mr. McDonnell is the beneficiary of, and has voting and investment power over the shares held by, the Jeffrey M. McDonnell Revocable Trust UA, but disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.

(13)
Consists of: (i) 11,845 shares held by Mr. Ramos jointly with his spouse; and (ii) 1,000 shares held by Mr. Ramos' children who live in his household. Mr. Ramos disclaims beneficial ownership of shares held by his children except to the extent of his pecuniary interest therein.

(14)
Consists of: (i) 283,426 shares held by John Schultz individually; (ii) 2,750 shares held by his spouse individually; (iii) 42,554 shares held by Agracel, Inc.; and (iv) 69,903 shares held by JNJ, LLC, a family investment vehicle. John Schultz is: (i) the Chief Executive Officer and a shareholder of Agracel, Inc.; and (ii) a managing member of JNJ, LLC. He has voting and investment power over the shares held by Agracel, Inc. and JNJ, LLC, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Schultz disclaims beneficial ownership of shares held by his spouse individually except to the extent of his pecuniary interest therein. An aggregate of 271,127 shares are pledged as security for indebtedness.

(15)
Consists of: (i) 31,317 shares held by Robert Schultz individually; (ii) 3,544 shares held by his spouse; (iii) 30,153 shares held by Red Bird Investors LLC; (iv) 250,030 shares held by J.M. Schultz Investment, L.L.C.; and (v) 37,021 shares held by Summit Investors, LLP. Robert Schultz is: (i) the managing member of J.M. Schultz Investment, L.L.C.; (ii) the managing member of Red Bird Investors LLC; and (iii) managing member of Summit Investors, LLP. He has voting and investment power over the shares held by J.M. Schultz Investment, L.L.C., Red Bird Investors LLC, and Summit Investors, LLP but disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Schultz disclaims beneficial ownership of shares held by his spouse individually except to the extent of his pecuniary interest therein.

(16)
Consists of: (i) 13,929 shares held by Mr. Smith individually; and (ii) 16,569 shares held by Mr. Smith jointly with his spouse. 8,511 shares are pledged as security for indebtedness.

(17)
Includes an aggregate of 433,980 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 1, 2019. An aggregate of 351,864 shares are pledged as security for indebtedness.

SECTION 16(A) BENEFICIAL OWNERHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. We are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2018, except for Ms. Sharon Schaubert, who filed one late Form 4 with respect to one transaction. Also, due to an inadvertent error by the Company resulting from a legal bank holiday falling on a day not considered a federal holiday by the SEC, Form 4s were filed one day late with respect to one transaction for Mr. Leon Holschbach, and three transactions for each of Mr. Jerry McDaniel, Mr. John Schultz, Mr. Jeffrey McDonnell, Mr. Dwight Miller, Mr. Richard Ramos, Ms. Deborah Golden, Mr. Robert Schultz, and Mr. Thomas Shaw.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with directors and executive officers described in "Executive Compensation" above, the following is a description of transactions in the 2018 fiscal year to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

AKRA Builders Inc.

        Robert F. Schultz, a member of our board of directors, is the chairman and a shareholder of the board of directors of AKRA Builders Inc., a national construction, design-build and project management firm headquartered in Teutopolis, Illinois. During 2018, the Company paid AKRA Builders Inc. approximately $418,000 in connection with contracting and construction services provided to the Company. John M. Schultz, also a member of our board of directors, is the brother of Robert F. Schultz.

Leases

        Our branch bank in Town and Country, Missouri, and our Clayton, Missouri office are leased from entities principally owned by Laurence A. Schiffer. Laurence A. Schiffer served as a director of the Company until February 28, 2018. During 2018, the Company paid an aggregate of $712,000 in rent under these leases. The Company believes the terms of each of these leases are consistent with terms for similar properties that could be received in arm's-length negotiations with third parties, and each of these offices were in these locations prior to the Heartland Bank acquisition.

Ordinary Banking Relationships

        Our directors, officers, beneficial owners of more than five percent of our voting securities and their associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank's board of directors in accordance with the bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Policies and Procedures Regarding Related Party Transactions

        Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

        Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent shareholders and the immediate family members of these persons. Our Corporate Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they qualify as related party transactions, as defined under SEC rules. If so, as required by the Audit Committee's charter, the transaction will be referred to Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party's interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director's independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2018. The information contained in this report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

        The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ramos, McDaniel and McDonnell. All of the members have been determined to be "independent," as defined by Nasdaq.

        The Audit Committee has reviewed and discussed our audited financial statements for 2018 with our management and Crowe LLP, our independent registered public accounting firm, with respect to the 2018 fiscal year. The committee has also discussed with Crowe LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees) and received and discussed the written disclosures and the letter from Crowe LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and Crowe LLP, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee:

Richard T. Ramos (Chair)	Jeffrey M. McDonnell
Jerry L. McDaniel

 PROPOSAL 2—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act and the rules and regulations promulgated thereunder require publicly traded companies, such as the Company, to permit a separate shareholder vote to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. In accordance with these requirements, we are providing shareholders with an advisory vote on the compensation of our executive officers.

        As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of the Company's compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2018. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our executive officers in fiscal year 2018 reflects and supports these compensation policies and procedures.

        The following resolution is submitted for shareholder approval:

        "RESOLVED, that Midland States Bancorp, Inc.'s shareholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in the Company's proxy statement, dated March 18, 2019."

        Approval of this resolution requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on such proposal. While this advisory vote on executive compensation, commonly referred to as a "say-on-pay" advisory vote, is required, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

        The board of directors recommends shareholders vote to approve the overall compensation of our named executive officers by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless shareholders specify otherwise.

 PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act and the rules and regulations promulgated thereunder require publicly traded companies, such as the Company, to permit a separate shareholder vote on the frequency with which shareholders shall conduct an advisory say-on-pay vote on executive compensation, such as the proposal above. In accordance with these requirements, we are providing shareholders with an advisory vote on the frequency with which our shareholders will vote on a say-on-pay proposal.

        The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

        After careful consideration, our board of directors recommends that future shareholder say-on-pay votes be conducted every year. The board values and encourages constructive input from our shareholders regarding the Company's compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual say-on-pay vote will provide the board and Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.

        Although the board recommends a say-on-pay vote every year, shareholders are not voting to approve or disapprove the board's recommendation. Rather, shareholders are being asked to vote on the following resolution:

        "RESOLVED, that the shareholders of Midland States Bancorp, Inc. determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on the compensation of the named executive officers set forth in the Company's proxy statement for its annual meeting of shareholders, beginning with the 2019 annual meeting of shareholders, shall be (i) every year, (ii) every two years, or (iii) every three years."

        The choice which receives the highest number of votes will be deemed the choice of the shareholders.

        While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

        The board of directors recommends a vote for the EVERY YEAR frequency alternative. Proxies properly signed and returned will be voted for the EVERY YEAR frequency unless shareholders specify otherwise. Shareholders are not voting to approve or disapprove the board of director's recommendation. Shareholders may choose among the three choices included in the resolution above, or may abstain for voting on this proposal.

PROPOSAL 4—APPROVAL OF THE AMENDED AND RESTATED MIDLAND STATES BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

        A proposal will be presented at the Company's annual shareholder meeting to approve the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (Amended and Restated May 3, 2019). The board of directors of the Company adopted the 2019 ESPP on February 5, 2019, effective May 3, 2019, subject to shareholder approval. A summary of the material provisions of the 2019 ESPP is set forth below. A copy of the 2019 ESPP is set forth as Appendix A.

Proposed Employee Stock Purchase Plan

        Our board of directors has adopted the 2019 ESPP to provide a means by which our employees may be given an opportunity to purchase shares of our common stock through voluntary payroll deductions, to assist us in retaining the services of our employees and securing and retaining the services of new employees and to provide incentives for our employees to exert maximum efforts for our success. All employees participating in the 2019 ESPP will have equal rights and privileges under the plan. Substantially all of our employees are eligible to participate in the 2019 ESPP. Although the rights to purchase common stock granted under the 2019 ESPP are broadly based, the 2019 ESPP is not intended to constitute an "employee stock purchase plan" as that term is defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        The board of directors has directed that the 2019 ESPP be submitted for approval by our shareholders. We are submitting the 2019 ESPP to our shareholders at this time to replace our current employee stock purchase plan, the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (Amended May 3, 2016) (the "ESPP").

        If the 2019 ESPP is not approved by our shareholders, it will not be adopted, and we will continue to operate under the ESPP until its expiration. In the event the 2019 ESPP is not approved and the ESPP expires, we believe that we would lose an important part of our overall effort to better align employee interests with those of our shareholders.

Administration

        The Compensation Committee will administer the 2019 ESPP and have the final power to construe and interpret both the 2019 ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the 2019 ESPP, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical.

Stock Subject to 2019 ESPP

        There are reserved for issuance and purchase under the 2019 ESPP an aggregate of 500,000 shares of our common stock, which includes 300,000 shares previously subject to the ESPP. The number of shares available under the 2019 ESPP will only be subject to adjustment if any change is made in the shares of our common stock subject to the 2019 ESPP, or subject to any rights granted under the 2019 ESPP, through recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, in which case the Compensation Committee shall make such adjustments, if any, it deems appropriate in the number, kind, and price of shares available under the 2019 ESPP, and the minimum and maximum number of shares any participant is entitled to purchase.

Offerings

        The 2019 ESPP is implemented by offerings of rights to all eligible employees from time to time by the Compensation Committee. If approved by shareholders, the first offering under the 2019 ESPP will be a continuation of the offering then in effect under the ESPP which will begin on April 1, 2019 and will end on June 28, 2019. Offerings are planned to begin on the first business day on or after each January 1, April 1, July 1, and October 1, and end on the last business day of each such quarter. The provisions of separate offerings need not be identical, but each offering will conform to the 2019 ESPP.

Eligibility

        Each employee will be eligible to participate in the 2019 ESPP and may begin participating in an offering on the first payroll date that is administratively feasible following the employee's completion of the enrollment procedure. The Compensation Committee retains the right to change the service requirements for the purpose of eligibility. However, no employee will be eligible to participate in the 2019 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Midland States Bancorp, Inc. or of any subsidiary, including any stock that such employee may purchase under all outstanding rights and options.

Participation in the 2019 ESPP

        All eligible employees who have completed the enrollment procedure are considered to be participants in each offering under the 2019 ESPP. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the Compensation Committee (which maximum may be no greater than 100%) of such participant's total compensation during the offering period.

Purchase Price

        The purchase price at which a share of our common stock is sold in an offering will be the lower of (a) 90% of the fair market value of a share of our common stock on the first day of the offering period, or such other discount the Compensation Committee selects for the applicable offering period, or (b) the fair market value of a share of our common stock on the purchase date.

Payment of Purchase Price; Payroll Deductions

        The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may alter or terminate his or her payroll deductions. Any authorized decrease or increase in a participant's payroll deductions will take effect as of the beginning of the next payroll period in that offering. All payroll deductions made for a participant are credited to his or her account under the 2019 ESPP and deposited with our general funds.

Purchase of Stock

        The Compensation Committee will purchase a number of shares on behalf of each participant at the end of the offering period, as determined by the participant's payroll deduction. No employee may purchase more than $25,000 of such stock in any calendar year, as determined by the option price for all shares purchased in the calendar year. No fractional shares of common stock will be issued to a participant, but the plan service provider may allocate fractional shares to the account of each participant to the extent the plan service provider aggregates unused funds in the accounts of multiple participants to purchase whole shares of common stock on a purchase date.

Withdrawal

        Each participant may withdraw from a given offering by modifying his or her payroll deduction to 0% for the offering period, or otherwise suspend participation in the 2019 ESPP in such manner as prescribed by the Compensation Committee. Withdrawal from an offering will not have any effect upon the participant's ability to participate in future offerings under the 2019 ESPP, but such employee will be required to deliver a new payroll deduction authorization in order to participate in such future offerings.

Termination of Employment

        Upon a termination of employment with the Company or a participating subsidiary for any reason, the participant's participation in the 2019 ESPP will terminated immediately and any accumulated payroll contributions through the date of termination will be used to purchase whole shares of common stock at the end of the offering period. The Company may elect to pay an amount in cash equal to the fair market value of all shares held by a terminated employee whose account holds fewer than 10,000 shares. Terminated participants whose accounts hold greater than 10,000 shares are entitled to a distribution of the number of whole shares the 2019 ESPP holds on his behalf, although the Company may exercise discretion to purchase any or all of those shares upon termination at the fair market value price of the common stock on that date.

Restrictions on Transfer

        Options granted are not transferable other than by will or laws of descent and distribution, and shall be exercisable only in the lifetime of the participant.

Duration, Termination and Amendment

        The 2019 ESPP will terminate on the earlier of: (a) the date on which there are no additional shares reserved for issuance under the 2019 ESPP; (b) the date the board of directors terminates the 2019 ESPP; or (c) the tenth anniversary of the effective date of the 2019 ESPP. If the 2019 ESPP is terminated during an offering prior to any purchase date, subject to the Compensation Committee's discretion, we will refund to each participant an amount equal to the balance in the participant's payroll deduction account (without interest) or purchase shares and credit those shares to participant accounts. In either instance, participants will receive a distribution for any amounts insufficient to purchase whole shares. Subject to applicable law, the Company, without shareholder approval, may amend the 2019 ESPP in any respect, provided, however, that the 2019 ESPP generally may not be amended in any manner that will retroactively impair or otherwise adversely affect a participant's rights in any material manner with respect to the current offering period without your consent.

Federal Income Tax Information

        The amount withheld to purchase stock under the 2019 ESPP will be after-tax dollars. Thus, such amount will already have been subjected to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security and Medicare taxes. A participant will not be required to report taxable income either when he or she begins participating in the 2019 ESPP or on the offer date at the beginning of each offering period. However, a participant will be required to report taxable income at the time shares are purchased on any purchase date at the end of each offering period. The difference between the price paid for shares on each purchase date and the fair market value on the purchase date, if any, will be treated as ordinary wages subject to applicable withholding requirements.

        A participant will have taxable income in the year in which there is a "disposition" of any shares purchased under the 2019 ESPP. A "disposition" generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the participant's spouse, a transfer into community property with the participant's spouse or a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners. Generally, any gains or losses realized upon the disposition of stock purchased under the 2019 ESPP will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares on the respective purchase dates. The participant will be subject to either long-term or short-term capital gains or losses based on how long he or she held the shares following the respective purchase date. Generally, if shares are held for more than one year following the purchase date any gain or loss on sale will be treated as a long-term capital gain or loss, and any gain or loss on shares held for less time will be treated as a short-term capital gain or loss.

Tax Advice

        The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2019 ESPP. A participant may also be subject to state and local taxes in connection with the grant of rights under the 2019 ESPP. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the rights granted to them in their personal circumstances.

Shareholder Vote Necessary For Approval

        Adoption of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal. In tabulating the votes, abstentions will have the effect of a vote "AGAINST" such proposal, and any "broker non-votes" will have no effect on the outcome of the vote.

Board Recommendation

        The board of directors recommends a vote FOR the approval of the 2019 ESPP, as described in this proxy statement. Proxies properly signed and returned will be voted "FOR" this proposal unless you specify otherwise.

PROPOSAL 5—APPROVAL OF THE MIDLAND STATES BANCORP, INC. 2019 LONG-TERM INCENTIVE PLAN

        A proposal will be presented at the annual meeting of shareholders to approve the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan. The board of directors of the Company adopted the 2019 LTIP on February 5, 2019, effective May 3, 2019, subject to shareholder approval. A summary of the material provisions of the 2019 LTIP is set forth below. A copy of the 2019 LTIP is set forth as Appendix B.

Proposed 2019 Long-Term Incentive Plan

        Our board of directors has adopted the 2019 LTIP to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2019 LTIP be submitted for approval by our shareholders. We are submitting the 2019 LTIP to our shareholders at this time to:

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  replace our current equity compensation plan, the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan (the "Prior Plan") which will be frozen if the 2019 LTIP is approved; and

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  with respect to incentive stock options, comply with rules under Section 422 of the Code, which require shareholder approval.

        If the 2019 LTIP is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration. In the event the 2019 LTIP is not approved and the Prior Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

        In determining the number of shares of Company common stock to be authorized under the 2019 LTIP, the board of directors considered the effects of our size, number of outstanding shares of Company common stock, and employee headcount, and the board of directors believes that a share reserve of 1,000,000 shares is appropriate. Upon shareholder approval of the 2019 LTIP, the Prior Plan will be frozen and any remaining unused share reserve under the Prior Plan will be cancelled.

Important Considerations

        We have adopted and are recommending that our shareholders approve the 2019 LTIP because we believe the design of the 2019 LTIP, and the number of shares reserved for issuance, are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2019 LTIP, our Compensation Committee and board of directors engaged an independent compensation consultant McLagan to assist with establishing a proper share reserve for the 2019 LTIP. In doing so, we considered both overhang and usage.

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  Burn Rate; Longevity of Authorized Shares.  Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans), is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 1.02% should be viewed favorably by our shareholders. We do not anticipate that projected usage of the 2019 LTIP will vary materially from our historical usage, and estimate that the additional 1,000,000 shares to be authorized for issuance under the 2019 LTIP (combined with freezing the 2010 LTIP) will be sufficient for several years based on historical and anticipated usage.

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  Overhang.  Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2019 LTIP. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2019 LTIP, coupled with the shares subject to outstanding awards, were issued. As of March 1, 2019 the Company had outstanding equity awards of 942,256 stock options with a weighted average exercise price of $19.56 and weighted average remaining term of 4.9 years, 394,052 full-value awards (including restricted stock awards and phantom stock units credited under the Director Deferred Compensation Plan), and 486,289 shares remaining available in the 2010 LTIP (which represents overhang of approximately 7.58%). The approval of the new share pool of 1,000,000 shares to be authorized (combined with freezing the 2010 LTIP) will result in overhang of approximately 9.71% relative to the approximately 24,050,292 shares currently outstanding. We believe this level of overhang should not be viewed as excessive by shareholders.

Shareholder Approval; Best Practices

        If the 2019 LTIP is adopted by our shareholders, we will not make any new grants of awards under the Prior Plan. The 2019 LTIP submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

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  Independent Oversight.  The 2019 LTIP will be administered by the Compensation Committee, which is comprised of independent members of our board of directors.

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  Double Trigger Change in Control Provisions.  The change in control provisions under the 2019 LTIP provide for acceleration of vesting of service based awards in the event of a change in control only if the 2019 LTIP does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

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  No Evergreen Feature.  The number of authorized shares under the 2019 LTIP is fixed at 1,000,000. The 2019 LTIP does not include an "evergreen" feature that would cause the number of authorized shares to automatically increase in future years.

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  Conservative Share Reuse Provision.  Shares subject to an award under the 2019 LTIP will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of a stock-settled SAR or other award. Additionally, shares that have been repurchased by the Company using stock option exercise proceeds are not added back to the share reserve.

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  Minimum Vesting Periods.  Stock awards that are vested solely based on continued service must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period for director awards.

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  Awards Subject to Clawback.  All awards under the 2019 LTIP will be subject to any applicable law respecting recapture of compensation or such Company clawback policy as may be in effect at the time of grant.

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  Forfeiture Provisions.  Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant's termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the 2019 LTIP.

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  Multiple Award Types.  The 2019 LTIP permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

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  Repricings Prohibited.  Repricing of options and SARs is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations, and similar events.

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  Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

        A summary of the material provisions of the 2019 LTIP is set forth below. A copy of the 2019 LTIP is set forth as Appendix B.

General

        The 2019 LTIP was adopted by our board of directors to promote the Company's long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company's shareholders. The 2019 LTIP will be administered by the Compensation Committee which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

        The 2019 LTIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2019 LTIP and shareholder interests.

        Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2019 LTIP is 1,000,000 shares of the Company's common stock. To the extent that any shares of stock covered by an award (including stock awards) under the 2019 LTIP expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2019 LTIP. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. With respect to shares covered by stock appreciation rights (SARs) that are settled in stock or other awards that are not issued upon settlement, the full number of shares set forth in the award agreement will be deemed issued or delivered for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

        The 2019 LTIP's effective date will be May 3, 2019, subject to approval by shareholders. If approved, the 2019 LTIP will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2019 LTIP after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2019 LTIP.

        The following additional limits apply to awards under the 2019 LTIP:

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  the maximum number of shares covered by share-based awards to any one non-employee director during any calendar year may not exceed a value of $100,000; and

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  the maximum dollar value of cash incentive awards or cash-settled awards of stock which may be granted to any one non-employee director during any calendar year is $100,000.

        The foregoing limitations will not apply to 1) cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fee, 2) the amount of any distributions paid from non-qualified deferred compensation plans, or 3) or any cash-based director retainer, meeting or similar fees.

        The Compensation Committee may use shares of stock available under the 2019 LTIP as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

        In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

        Except as provided by the Compensation Committee, awards granted under the 2019 LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution, or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2019 LTIP; provided that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members, or to charitable organizations, as long as such transfers are made without value to the participant.

        If the right to become vested in an award granted under the 2019 LTIP to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to directors provided that the aggregate of such grants does not exceed five percent of the total share reserve under the 2019 LTIP.

        The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards. Such dividend payments or dividend equivalent payments may be paid currently or withheld by the Company and later distributed upon the release of restrictions subject to the underlying award.

Eligibility

        Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2019 LTIP, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2019 LTIP and the type and amount of any such awards.

Options

        The Compensation Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person that beneficially owns 10% or more of the Company's common stock).

        The exercise price for any option may not be less than the fair market value of the Company's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company's common stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or under a Prior Plan. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

        Options awarded under the 2019 LTIP will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2019 LTIP that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers' check, in shares of the Company's common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Company's common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

        SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a predecessor plan. SARs shall be exercisable in accordance with the terms established by the Compensation Committee.

Stock Awards

        A stock award is a grant of shares of the Company's common stock or a right to receive shares of the Company's common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Cash Incentive Awards

        A cash incentive award is the grant of a right to receive a payment of cash, or the Company's common stock excluding stock options, SARs or stock awards by the Compensation Committee having a value equivalent to the cash otherwise payable, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards that may be contingent on achievement of a participant's performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Acceleration

        Any awards granted under the 2019 LTIP may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant's death, disability, retirement, or involuntary termination or due to a change in control.

Forfeiture

        Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.

        Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant's termination of service, the participant will forfeit or pay the following to the Company:

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  All outstanding awards granted to the participant under the 2019 LTIP, including awards that have become vested or exercisable;

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  Any shares held by the participant in connection with the 2019 LTIP that were acquired after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service;

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  The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service; and

  •
  The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2019 LTIP after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

Change In Control

        Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2019 LTIP then held by the participant will become fully exercisable immediately only if, and all stock awards and cash incentive awards will become fully earned and vested immediately only if, (i) the 2019 LTIP is not an obligation of the successor entity following a change in control or (ii) the 2019 LTIP is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.

        If vesting of an outstanding award is conditioned upon the achievement of performance measures, then (i) if, at the time of the change in control, the established performance measures are less than 50% attained, then such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become fully earned and vested immediately upon the change in control.

        For purposes of the 2019 LTIP, a "change in control" generally will be deemed to occur when (i) any person acquires the beneficial ownership of 50% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company's controlled group acquires such an interest generally will not be a change in control for purposes of the 2019 LTIP, (ii) during any 12-month period, a majority of the members of our board of directors serving as of the 2019 LTIP's effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting company.

        In the event an award under the 2019 LTIP constitutes "deferred compensation" for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a "change in control event" for purposes of Section 409A of the Code.

Amendment and Termination

        The board of directors may at any time amend or terminate the 2019 LTIP or any award granted under the 2019 LTIP, provided that no amendment or termination may impair the rights of any participant without the participant's written consent. The board of directors may not amend the provisions of the 2019 LTIP to materially increase the original number of shares that may be issued under the 2019 LTIP (other than as provided in the 2019 LTIP), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2019 LTIP, without approval of shareholders. However, the Compensation Committee may amend the 2019 LTIP or any award agreement at any time, retroactively or otherwise, to ensure that the 2019 LTIP complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2019 LTIP and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.

Clawback Policy

        All awards, amounts and benefits received under the 2019 LTIP will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect at the time such awards are granted, or any applicable law even if enacted after the 2019 LTIP becomes effective.

U.S. Federal Income Tax Considerations

        The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2019 LTIP.

        Non-Qualified Stock Options.    The grant of a non-qualified option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Incentive Stock Options.    The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

        The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

        If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        Stock Appreciation Rights.    The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Stock Awards.    A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

        Cash Incentive Awards.    A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

        Withholding of Taxes.    The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.

        Change in Control.    Any acceleration of the vesting or payment of awards under the 2019 LTIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

        The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2019 LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2019 LTIP. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

*    *    *    *    *

Equity Compensation Plans

        The following table discloses the number of outstanding options, warrants and rights granted to participants by the Company under our equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2018. The table provides this information separately for equity compensation plans that have and have not been approved by security holders. Additional information regarding stock incentive plans is presented in Note 17 to the Consolidated Financial Statements for the year ending December 31, 2018.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(2)	895,923	$18.21	27,859
Equity compensation plans not approved by shareholders(3)	314,636	29.81	541,220

Total	1,210,559	$19.48	569,079

(1)
The weighted average exercise price only relates to outstanding option awards.

(2)
Column (a) includes outstanding stock options granted from the Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan, the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, and the initial 1,000,000 shares reserved for issuance under the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan. Column (c) reflects the remaining share reserve under the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan attributable to the initial 1,000,000 shares reserved for issuance.

(3)
Column (a) includes 110,221 outstanding stock options granted from the additional 1,000,000 shares reserved for issuance under the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan pursuant to the February 2, 2016 amendment and restatement and 204,415 stock units credited to participant accounts under the Deferred Compensation Plan for Directors of Midland States Bancorp, Inc. (Effective November 8, 2018) to be issued in accordance with the participant's election following the participant's separation from service or at a date certain from the additional 1,000,000 shares reserved for issuance under the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan pursuant to the February 2, 2016 amendment and restatement. Column (c) reflects 440,612 shares remaining available for issuance under the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan attributable to the additional 1,000,000 shares reserved for issuance pursuant to the February 2, 2016 amendment and restatement, and 100,608 shares remaining available for issuance under the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan.

        The number and types of awards to be made pursuant to the 2019 LTIP is subject to the discretion of the Compensation Committee. No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and, therefore, the benefits to be awarded under the Plan are not determinable.

Shareholder Vote Necessary For Approval

        Adoption of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal. In tabulating the votes, abstentions will have the effect of a vote "AGAINST" such proposal, and any "broker non-votes" will have no effect on the outcome of the vote.

Board Recommendation

        The board of directors recommends a vote FOR the approval of the 2019 LTIP, as described in this proxy statement. Proxies properly signed and returned will be voted "FOR" this proposal unless you specify otherwise.

 PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        Shareholders are being asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2019. If the appointment of Crowe LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Representatives of Crowe LLP are not expected to be present at the meeting to make a statement or to respond to appropriate questions. We recommend that you vote "FOR" the ratification of the appointment of Crowe LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

Change in Principal Accountants

        As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on March 31, 2017 (the "Auditor Current Report"), KPMG LLP was previously the principal accountants for the Company. On March 28, 2017, KPMG LLP was dismissed as the Company's independent registered public accounting firm, following the completion of a competitive review process to determine the Company's independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the board of directors.

        The audit reports of KPMG LLP on the Company's consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two fiscal years ended December 31, 2016, and the subsequent interim period through March 28, 2017, there were no (i) "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of such disagreements, or (ii) "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided KPMG LLP with a copy of the Auditor Current Report prior to its filing with the SEC and requested KPMG LLP to furnish the Company with a letter addressed to the SEC stating whether KPMG LLP agreed with the disclosure in the Auditor Current Report. A copy of KPMG LLP's letter dated March 31, 2017 was attached as Exhibit 16.1 to the Auditor Current Report.

        In addition, as disclosed in the Auditor Current Report, on March 28, 2017, the Audit Committee engaged Crowe LLP to serve as the Company's independent registered public accounting firm for the year ended December 31, 2017. During the years ended December 31, 2016 and 2015, and the subsequent interim period through March 28, 2017, neither the Company nor anyone acting on its behalf has consulted with Crowe LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Accountant Fees

        For the years ended December 31, 2018 and 2017, the Company incurred the following fees for professional services performed by Crowe LLP:

	2018	2017
Audit Fees(1)	$788,328	$713,788
Audit-Related Fees(2)	15,000	—
Tax Fees(3)	7,500	133,500

(1)
Audit fees include fees for professional services performed by Crowe LLP for (i) the audit of the Company's consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide. These services included fees for the HUD audits.

(2)
Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of tax advice, planning and consulting services.

        The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe LLP is incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

        Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC's rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2018 were pre-approved by the Audit Committee.

APPENDIX A

THE AMENDED AND RESTATED

MIDLAND STATES BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated May 3, 2019)

1.     PURPOSE OF PLAN.

        The purpose of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Midland States Bancorp, Inc. (the "Company") and its Subsidiaries (defined below) with an opportunity to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), through after-tax payroll deductions at a discount from the then Fair Market Value of the Common Stock. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute a broadly based employee stock purchase plan, but the Plan is not intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan shall be effective May 3, 2019, the date of the approval of the Plan by the Company's shareholders at the Company's 2019 annual shareholder meeting (the "Effective Date").

2.     EMPLOYEES ELIGIBLE TO PARTICIPATE.

        Any employee of the Company or of any wholly-owned subsidiary of the Company (a "Subsidiary") who is employed by the Company or any Subsidiary is eligible to participate in the Plan (an "Eligible Employee") without a waiting period. The Compensation Committee of the Board shall be the administrator of the Plan (the "Committee"), and shall, in its sole discretion, for each employee, determine the completion of the service requirement for purposes of eligibility to participate in the Plan.

        After-tax payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date.

3.     ELIGIBLE COMPENSATION.

        Compensation eligible for after-tax payroll deductions ("Compensation") shall be only base salary, commissions, bonuses and overtime paid for employment by the Company or any Subsidiary employing such employee (each an "Employing Corporation"). Compensation does not include severance pay, post-termination of employment salary continuation, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under a Company stock plan, amounts paid for services as an independent contractor, any cash or benefits pursuant to the Plan, or any other compensation excluded by the Committee, in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4.     TERMS OF OFFERS.

        (a)    Offer Dates.    The Company shall make an offer or offers (an "Offer" or "Offers") to purchase Common Stock under the Plan. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. Unless otherwise specified by the Committee in advance of an Offer, each Offer shall be made on a quarterly basis on the first business day of each calendar quarter (e.g., January, April, July and October) and shall last until the business day prior to the day the next quarterly Offer is scheduled to be made (the "Offering Period"). The Committee may, at any time, determine that an Offer may be longer or shorter than one (1) quarterly period and shall determine the date or dates upon which one (1) or more subsequent Offers, if any, may be made under the Plan.

        (b)    Elections to Participate.    In order to participate in an Offer, an Eligible Employee must sign and forward to the Committee an enrollment/payroll deduction authorization form, or complete such other procedures as the Committee may require or permit. Such form shall authorize after-tax payroll deductions from the Compensation of each Eligible Employee who has elected to participate in the Offer (a "Participating Employee") and authorize the "Plan Service Provider," which shall initially be Midland States Bank, to establish an employee stock purchase plan account for such Participating Employee (the "ESPP Account"). The Participating Employee must authorize regular after-tax payroll deductions in any full percentage of Compensation of not less than one percent (1%) or more than the then applicable maximum percentage of such employee's Compensation per pay period. Such deductions shall be applied toward the purchase of Common Stock pursuant to the Offer. The "maximum percentage" means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed one-hundred percent (100%). Payroll deductions for an Offer may begin with respect to the first payroll period which is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed by the applicable payroll cutoff date.

        The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by each Participating Employee, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5.     PARTICIPATION.

        (a)    In General.    On the effective date of an Offer, each Participating Employee shall be granted an option to purchase, during the term of the Offer, up to the maximum number of shares of Common Stock provided in Section 6(b) hereof. The number of shares of Common Stock purchased by each Participating Employee during the term of the Offer shall be determined by the employee's payroll deduction elections made in accordance with the terms of the Plan. Once an Eligible Employee has elected to participate in an Offer, such employee's election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(c) hereof, or the Participating Employee is no longer eligible to continue participation pursuant to Section 12 or 16 below, or the person is otherwise no longer in the class of employees eligible to participate pursuant to Section 2 hereof.

        (b)    Newly Eligible Employees.    Only Eligible Employees on the commencement date of a particular Offer may participate in that Offer. The number of shares of Common Stock purchased by the Participating Employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first Offering Period following the employee's date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed prior to the applicable payroll cutoff date for the subsequent Offering Period.

        (c)    Changes in Payroll Deduction Authorization.    Participating Employees are permitted to increase or decrease their rate of payroll deduction with respect to an Offer or Offers, subject to the terms and limitations of the Plan and such rules as the Committee may adopt. Any such change shall be effective for the entire Offering Period then in effect provided that the employee's signed enrollment/payroll deduction authorization form has been submitted to the Committee, or such other procedure as may be required or permitted by the Committee has been completed prior to the applicable payroll cutoff date. The Committee shall rely on the most recent effective election submitted for the applicable payroll period. A reduction of the payroll deduction percentage to zero (0) shall be treated as a request to discontinue participation in the Offer; however, unless such action results in the termination (rather than the suspension) of such person's participation in the Plan, such employee may resume participation in any subsequent Offer. To resume participation under the Plan, such employee must reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Committee prior to the appropriate payroll cutoff date for the subsequent Offering Period.

        (d)    Dividend Reinvestment.    Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, and shall continue to be held in the respective ESPP Account.

6.     PARTICIPATION LIMITATIONS.

        (a)    Five Percent Owners.    Notwithstanding anything herein to the contrary, no employee otherwise eligible to participate shall be entitled to participate in the Plan, and no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Common Stock of the Company, the Employing Corporation or any Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

        (b)    Contribution Limitation.    No Eligible Employee shall be granted any option or other right to purchase Common Stock under this Plan to the extent that the Option Price (defined below) for such option (the "Subject Option"), when added to the total Option Price of all other options to purchase Common Stock under the Plan for such Participating Employee granted since the beginning of the calendar year in which the Subject Option would otherwise be granted, exceeds twenty-five thousand dollars ($25,000).

        (c)    Fair Market Value.    "Fair Market Value" means, on any date, the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and in accordance with Sections 422 and 409A of the Code. Additionally, the Committee will adjust the Fair

Market Value as it deems necessary upon the occurrence of an equity event or transaction that it deems to be material.

7.     OPTION PRICE.

        The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be the Fair Market Value on the first day of the Offering Period, subject to any discount as may be determined by the Committee. In the absence of any such determination by the Committee, the price shall be ninety percent (90%) of the Fair Market Value of a share of Common Stock, determined as of the first day of each Offering Period (the "Option Price").

8.     EXERCISE OF OPTIONS.

        (a)    Purchase of Common Stock.    At the end of each payroll period, each Participating Employee shall have deducted from his/her after-tax pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of such Participating Employee by the Company as part of its general funds and shall not accrue any interest. On the last business day of each Offering Period (each, a "Purchase Date") (e.g., March 31, June 30, September 30 and December 31 of each year), an Eligible Employee shall be deemed to have exercised the option to purchase, at the Option Price, that number of shares of Common Stock which may be purchased from the Company by the Plan Service Provider, to be held of record by the Plan Service Provider for the benefit of the Eligible Employees, with the amount deducted from such participant's Compensation during that Offer. Notwithstanding the foregoing, if the Fair Market Value of the Common Stock on the Purchase Date is less than the Option Price, then each Eligible Employee shall be deemed to have purchased from the Company the number of shares of Common Stock, at the Fair Market Value as of the Purchase Date, that may be purchased with the amount deducted from such participant's Compensation during that Offering Period. No fractional shares of Common Stock shall be issued, provided, however, that the Plan Service Provider may allocate fractional shares to the ESPP Account of Participating Employees to the extent it aggregates unused funds remaining in the accounts of multiple Participating Employees to purchase whole shares of Common Stock as of a Purchase Date.

        (b)    Plan Service Provider.    A Plan Service Provider shall be designated by the Committee and shall serve at the pleasure of the Committee. On each Purchase Date, the Plan Service Provider shall receive from the Company or acquire on the open market, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the Participating Employees during the Offering Period. Upon receipt of the Common Stock so purchased, the Plan Service Provider shall allocate to the credit of each Participating Employee the number of full shares of Common Stock to which such Participating Employee is entitled. Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Service Provider for the benefit of each participant, who shall thereafter be a beneficial shareholder of the Company.

        (c)    Rights as a Shareholder.    A Participating Employee's rights as a shareholder of the Company shall begin when the Plan Service Provider receives the shares of Common Stock from the Company on behalf of such Participating Employee with respect to the participant's purchase of such shares pursuant to the Plan. As such, a Participating Employee shall have the right to vote full shares of Common Stock held in such participant's ESPP Account and the right to receive annual reports, proxy statements and other documents sent to shareholders of the Company generally; provided, however, that so long as such shares are held for such participant by the Plan Service Provider, if the participant fails to respond in a timely manner to requests for instructions with respect to voting, the Plan Service Provider shall have the authority to vote the shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board.

9.     NUMBER OF SHARES TO BE OFFERED.

        The maximum number of shares of Common Stock that may be purchased under the Plan is five hundred thousand (500,000) shares (which includes the 300,000 shares previously subject to the Plan and an additional 200,000 shares approved as of the Effective Date), subject to adjustment pursuant to Section 15 hereof. The Common Stock that may be delivered under this Plan may be treasury shares, authorized and unissued shares, or shares acquired on the open market, as the Committee may determine in its sole discretion.

10.   ADMINISTRATION AND INTERPRETATION OF THE PLAN.

        (a)    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 10. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are (each as may be applicable to the Company) (i) a "non-employee director" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and (ii) an "independent director" (within the meaning of the applicable principal stock exchange of the Company). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        (b)    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

            (i)  The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

           (ii)  The Committee shall have the authority to define terms not otherwise defined herein.

          (iii)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

          (iv)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

        (c)    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, if applicable, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

        (d)    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        (e)    Expenses and Liabilities.    All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

11.   RIGHTS NOT TRANSFERABLE.

        Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable during a participant's lifetime only by the participant.

12.   SUSPENSION OR TERMINATION OF PARTICIPATION.

        (a)   A Participating Employee may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided that such election is received by the Committee prior to the date specified for suspension of participation during the Offering Period for which such suspension is to be effective. Upon any such suspension of participation, the Participating Employee's payroll deductions shall cease, and such employee who elects to suspend his or her participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described and subject to the limitations set forth in Section 5 hereof.

        (b)   A Participating Employee's participation in the Plan shall terminate upon the Participating Employee's: (i) ceasing to be employed by the Company or any Subsidiary, whether by reason of death or otherwise, (ii) ceasing to meet the eligibility requirements set forth in Section 2 hereof, or (iii) becoming an independent contractor.

        (c)   For purposes of the Plan, if a participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee of another Employing Corporation. A former Participating Employee who is re-employed shall not resume participation in the Plan unless he or she is otherwise eligible and again enrolls for participation pursuant to Section 4(b) hereof.

13.   REDEMPTION AND DISTRIBUTION OF PARTICIPANT'S ESPP ACCOUNT

        (a)   Upon request for redemption by a Participating Employee for whom shares of Common Stock have been credited to his or her ESPP Account under the Plan, such Participating Employee shall be entitled to sell to the Company any number of whole shares so beneficially held on his or her behalf under the Plan. Such redemption shall occur as soon as practicable but in no event more than thirty (30) days following such participant's election and the consideration to be received by the Participating Employee shall be the value of the shares of Common Stock to be redeemed using the Fair Market Value determination on the date of redemption. The number of elections by a Participating Employee to redeem shares of Common Stock credited to his or her ESPP Account shall be limited to two (2) times per calendar year.

        (b)   Should any Participating Employee cease to be employed by the Company or any Subsidiary, pursuant to Sections 12(b) or 12(c) hereof (a "Terminated Participant"), and the number of shares of Common Stock credited to such Terminated Participant's ESPP Account at the time of such termination is less than ten thousand (10,000), then the Company may, at its option, satisfy its requirements hereunder by delivering to such Terminated Participant cash in the amount equal to the then Fair Market Value of such shares in lieu of the shares of Common Stock being held under the Plan for the benefit of such Terminating Participant.

        (c)   Notwithstanding the foregoing, should any Participating Employee become a Terminated Participant, and the number of shares of Common Stock credited to such Terminated Participant's ESPP Account at the time of such termination is ten thousand (10,000) or more shares of Common Stock, such Terminating Participant shall be entitled to receive a distribution of the number of whole shares so beneficially held on his or her behalf under the Plan; provided, however, that the Company, at its sole discretion, is granted the right to purchase all or any part of such Common Stock upon the termination of such Terminated Participant's employment. Such right, if exercised by the Company, shall be at the then-prevailing Fair Market Value price of the Common Stock.

14.   LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

        A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. In either case, the amount previously contributed by the participant (together with any additional amounts contributed pursuant to the first sentence of this Section 14) shall be used to purchase shares under the Plan in the applicable Offer(s) pursuant to Section 8 hereof. A participant on inactive employment or leave of absence status for more than ninety (90) days who returns to active employment must again, if otherwise eligible, enroll pursuant to Section 4(b) hereof to again participate in the Plan.

15.   REORGANIZATION.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16.   TERMINATION OF PLAN.

        The Plan and all rights of Participating Employees hereunder shall terminate upon the earlier occurrence of (i) the date as of which Participating Employees have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan, (ii) the date as of which the Board terminates the Plan, or (iii) the tenth anniversary of the Effective Date of the Plan. Upon termination, all payroll deductions shall cease and all amounts then credited to participants' accounts and not previously used for the purchase of shares shall, in the Committee's or Board's discretion, be refunded in cash (without interest) or be equitably applied to the purchase of full shares of Common Stock then available under the Plan. In either case, the participants shall be issued checks for any amounts contributed that were insufficient to purchase whole shares.

17.   AMENDMENTS.

        The Board may review and modify the operation and administration of the Plan from time to time and may amend the terms of the Plan at any time without obtaining the approval of the shareholders of the Company unless shareholder approval is required by applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant. Adjustments contemplated by Section 15 hereof shall not constitute Plan amendments for such purposes.

18.   REQUIRED GOVERNMENTAL APPROVALS.

        The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19.   TAX WITHHOLDING.

        To the extent any grant of an option to purchase shares hereunder or the purchase of shares hereunder gives rise to any tax withholding obligation, the Company may implement appropriate procedures to ensure that such tax withholding obligations are met.

20.   NO EMPLOYMENT RIGHTS.

        The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

21.   GENDER.

        Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

22.   EXPENSES.

        Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan, expenses related to requests for cash settlements of fractional shares acquired under the Plan, and for the tax consequences of participation in the Plan.

23.   GOVERNING LAW.

        All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of laws.

        IN WITNESS WHEREOF, the Board of Directors of the Company has adopted the standards and guidelines set forth in this Plan, subject to approval of the Plan by the shareholders of the Company, as of February 5, 2019.

APPENDIX B

MIDLAND STATES BANCORP, INC.

2019 LONG-TERM INCENTIVE PLAN

Article 1
INTRODUCTION

        Section 1.1    Purpose, Effective Date and Term.    The purpose of this MIDLAND STATES BANCORP, INC. 2019 LONG-TERM INCENTIVE PLAN is to promote the long-term financial success of Midland States Bancorp, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The "Effective Date" of the Plan is May 3, 2019, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

        Section 1.2    Participation.    Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a "Participant" in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

        Section 1.3    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

        Section 2.1    General.    Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in a particular Award Agreement or other documentation. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary, a Prior Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

          (a)    Stock Options.    A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the

  Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

          (b)    Stock Appreciation Rights.    A stock appreciation right (a "SAR") is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee. Each SAR granted under the Plan shall only convey the right to receive Shares unless the Committee expressly provides otherwise in the Award Agreement.

          (c)    Stock Awards.    A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee. Each stock award granted under the Plan (including but not limited to restricted stock units) shall only convey Shares or the right to receive Shares unless the Committee expressly provides otherwise in the Award Agreement.

          (d)    Cash Incentive Awards.    A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee. For the avoidance of doubt, any annual retainer fee, per meeting fee, or other such similar fee paid in cash to a Director Participant for service on the Board or the board of directors of an affiliate of the Company (or any committee of the Board or the board of directors of an affiliate) shall not be considered a cash incentive award under the Plan, unless such fee is specifically designated as an Award under the Plan by the Committee.

        Section 2.2    Exercise of Stock Options and SARs.    A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date; provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or under a Prior Plan. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashier's check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

        Section 2.3    Minimum Vesting Period.    If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting shall not apply to Awards granted to Director Participants provided that the aggregate of such director grants do not exceed 5% of the total Share reserve set forth in Section 3.2(a).

        Section 2.4    Dividends and Dividend Equivalents.    Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Shares, and may be subject to restrictions similar to the underlying Award.

        Section 2.5    Forfeiture of Awards.    Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

        Section 2.6    Deferred Compensation.    The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered "deferred compensation" under Code Section 409A ("Deferred Compensation"), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

        Section 3.1    Available Shares.    The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

        Section 3.2    Share Limitations.

          (a)    Share Reserve.    Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 1,000,000 Shares (all of which may be granted as ISOs). As of the Effective Date, no further awards shall be granted pursuant to the Prior Plans. The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

          (b)    Reuse of Shares.    Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a stock option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares added back that have been repurchased by the Company using stock option exercise proceeds, or (d) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

        Section 3.3    Limitations on Grants to Individuals.    The following limitations shall apply with respect to Awards:

          (a)    Awards to Director Participants.    With respect to any Award to a Director Participant:

            (i)    Share-Based Awards.    The maximum number of Shares that may be subject to Share-based Awards, including nonqualified stock options, SARs, or stock awards, granted to any one Director Participant during any calendar year shall not exceed a value of $100,000. For purposes of this Section 3.3(a), the value of any Share-based Awards shall be determined based on the grant date fair value of such Awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP). For purposes of this Section 3.3(a), if a stock option is granted in tandem with a SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

            (ii)    Cash Incentive Awards and Share-Based Awards Settled in Cash.    The maximum dollar amount that may be payable to any one Director Participant pursuant to cash incentive awards and cash-settled Share-based Awards that are granted to any one Director Participant during any calendar year shall be $100,000.

            (iii)    Exclusions.    The foregoing limitations of this Section 3.3(a) shall not apply to (A) cash-based director fees that the Director Participant elects to receive in the form of Shares or Share-based units equal in value to the cash-based director fees, (B) the amount of any distributions paid to the Director Participant pursuant to the Deferred Compensation Plan for Directors of Midland States Bancorp, Inc. (Effective November 8, 2018) or such other non-qualified deferred compensation plan sponsored by the Company, or (C) any annual retainer fee, per meeting fee, or other such similar fee paid in cash to a Director Participant for service on the Board or the board of directors of an affiliate of the Company (or any committee of the Board or the board of directors of an affiliate) unless such fee is specifically designated as an Award under the Plan by the Committee.

        Section 3.4    Corporate Transactions; No Repricing.

          (a)    Adjustments.    To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on the stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

          (b)    No Repricing.    Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

        Section 3.5    Delivery of Shares.    Delivery of Shares or other amounts under the Plan shall be subject to the following:

          (a)    Compliance with Applicable Laws.    Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b)    No Certificates Required.    To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

        Section 4.1    Consequence of a Change in Control.    Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

          (a)   Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

          (b)   Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

              (i)  If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

             (ii)  If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

        Section 4.2    Definition of Change in Control.

          (a)   For purposes of the Plan, "Change in Control" means the first to occur of the following:

              (i)  The consummation of the acquisition by any "person" (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company;

             (ii)  During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of, or the nomination for election by, the Shareholders of any new director was approved by a vote of a two-thirds (2/3) majority of the Board, in which case such new director shall for purposes of the Plan be considered as a member of the Board; or

            (iii)  The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of, or an agreement for the sale or other disposition of, all or substantially all of the assets of the Company.

          (b)   Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Shares immediately prior to such acquisition.

          (c)   Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a "change in control event" under Code Section 409A.

 Article 5
COMMITTEE

        Section 5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an "independent director" (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        Section 5.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the other provisions of the Plan and the following:

          (a)   The Committee shall have the authority and discretion to select from among the Company's and each Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

          (b)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c)   The Committee shall have the authority to define terms not otherwise defined in the Plan.

          (d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

          (e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

        Section 5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

        Section 5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        Section 5.5    Expenses and Liabilities.    All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

        Section 6.1    General.    The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

        Section 6.2    Amendment to Conform to Law.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

        Section 7.1    No Implied Rights.

          (a)    No Rights to Specific Assets.    No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

          (b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

          (c)    No Rights as a Shareholder.    Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

        Section 7.2    Transferability.    Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant.

        Section 7.3    Designation of Beneficiaries.    A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

        Section 7.4    Non-Exclusivity.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

        Section 7.5    Award Agreement.    Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

        Section 7.6    Form and Time of Elections.    Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

        Section 7.7    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        Section 7.8    Tax Withholding.    All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.

        Section 7.9    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

        Section 7.10    Indemnification.    To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        Section 7.11    No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        Section 7.12    Governing Law.    The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.

        Section 7.13    Benefits Under Other Plans.    Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

        Section 7.14    Validity.    If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

        Section 7.15    Notice.    Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Midland States Bancorp, Inc. Attn: Jeffrey G. Ludwig, President and Chief Executive Officer 1201 Network Centre Drive Effingham, IL 62401 Fax: (217) 342-7397

        Such communications shall be deemed given:

          (a)   In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

          (b)   In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

          (c)   In the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by facsimile, U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's Chief Executive Officer.

        Section 7.16    Clawback Policy.    Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the "Policy") or any applicable law that is in effect at the time such Award is granted. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, adopted prior to the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

        Section 7.17    Breach of Restrictive Covenants.    Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement, whether before or after the Participant's Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

          (a)   Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

          (b)   Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

          (c)   The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

          (d)   The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

 Article 8
DEFINED TERMS; CONSTRUCTION

        Section 8.1    Definitions.    In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

          (a)   "10% Shareholder" means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

          (b)   "Award" means an award under the Plan.

          (c)   "Award Agreement" means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "cause" (or the like), then, for purposes of the Plan, the term "Cause" has the meaning set forth in such agreement; and in the absence of such a definition, "Cause" means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant's duties to the Company or a Subsidiary in any material respect.

        Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.

        Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of "Cause."

          (f)    "Change in Control" has the meaning ascribed to it in Section 4.2.

          (g)   "Code" means the Internal Revenue Code of 1986.

          (h)   "Code Section 409A" means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

          (i)    "Committee" means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

          (j)    "Company" means Midland States Bancorp, Inc., an Illinois corporation.

          (k)   "Director Participant" means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.

          (l)    "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

          (m)  "Effective Date" has the meaning ascribed to it in Section 1.1.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934.

          (o)   "Fair Market Value" means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

          (p)   "Form S-8" means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

          (q)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "good reason" (or the like), then, for purposes of the Plan, the term "Good Reason" has the meaning set forth in such agreement; and in the absence of such a definition, "Good Reason" means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

              (i)  A material, adverse change in the nature, scope or status of the Participant's position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

             (ii)  A material reduction in the Participant's aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

            (iii)  Relocation of the Participant's primary place of employment of more than 50 miles from the Participant's primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

        Notwithstanding any provision of this definition to the contrary, prior to the Participant's Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

          (r)   "ISO" means a stock option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code.

          (s)   "Participant" has the meaning ascribed to it in Section 1.2.

          (t)    "Plan" means the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan.

          (u)   "Policy" has the meaning ascribed to it in Section 7.16.

          (v)   "Prior Plan" means, collectively, the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan, the Midland States Bancorp, Inc. Omnibus Stock

  Ownership and Long-Term Incentive Plan, and the Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan.

          (w)  "SAR" has the meaning ascribed to it in Section 2.1(b).

          (x)   "Securities Act" means the Securities Act of 1933.

          (y)   "Share" means a share of Stock.

          (z)   "Shareholders" means the shareholders of the Company.

          (aa) "Stock" means the common stock of the Company, $0.01 par value per share.

          (bb) "Subsidiary" means any corporation or other entity that would be a "subsidiary corporation," as defined in Section 424(f) of the Code, with respect to the Company.

          (cc) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

              (i)  The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

             (ii)  The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

            (iii)  If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

            (iv)  A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

             (v)  Unless otherwise provided by the Committee, an employee who ceases to be an employee, but becomes or remains a director, or a director who ceases to be a director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

            (vi)  Notwithstanding the foregoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of "Separation from Service" as defined under Code Section 409A.

          (dd) Voting Securities" means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

        Section 8.2    Construction.    In the Plan, unless otherwise stated, the following uses apply:

          (a)   Actions permitted under the Plan may be taken at any time in the actor's reasonable discretion;

          (b)   References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

          (c)   In computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, and including";

          (d)   References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

          (e)   Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

          (f)    The words "include," "includes" and "including" mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively;

          (g)   All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

          (h)   All words used shall be construed to be of such gender or number as the circumstances and context require;

          (i)    The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

          (j)    Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

          (k)   All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m. (Central Time) on May 3, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/MSBI delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MSBI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: ForAgainst Abstain For Against Abstain ForAgainst Abstain 01 - John M. Schultz 02 - Jerry L. McDaniel 03 - Jeffrey M. McDonnell For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Approval, on a non-binding, advisory basis, of the compensation of certain executive officers: 3. Approval, on a non-binding, advisory basis, of the frequency with which shareholders will vote on future say-on-pay proposals: ForAgainst Abstain 4. Approval of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan: 5. Approval of the Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan: 6. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 4 7 6 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 030HTB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Diirrectorrss recoommmmeenndd aavvootteeFFOORRaallltthheennoomminineeeesslilsistetedd, FaOnRd PFOroRpoPsraolpsoXsa–lsX2an–d6f.or every X YEARS on Proposal X. 2019 Annual Meeting Proxy Card 1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Midland States Bancorp, Inc. Shareholders May 3, 2019, 5:30 p.m. Central Time Holiday Inn 1301 Avenue of Mid-America, Effingham, Illinois 62401 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/MSBI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 3, 2019 Leon J. Holschbach and Jeffrey G. Ludwig, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Midland States Bancorp, Inc. to be held on May 3, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each director and FOR items 2-6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Midland States Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MSBI